SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2002

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-12297

(State or Other Jurisdiction of Incorporation	(Commission File Number)

2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954

(Address of Principal Executive Offices)

248-648-2500

(Registrant’s Telephone Number, Including Area Code)

Item 5.     OTHER EVENTS

RISK FACTORS

Automobile manufacturers exercise significant control over our operations and we depend on them in order to operate our business. Significant declines in sales of new vehicles manufactured by BMW, DaimlerChrysler, Ford, General Motors, Honda, Nissan or Toyota, or the loss of deterioration of our relationship with one or more of these manufacturers, could have a material adverse effect on our revenues and profitability.

      Each of our dealerships operates pursuant to franchise agreements with automobile manufacturers or manufacturer-authorized distributors. We are dependent on our relationships with these automobile manufacturers because, without a franchise agreement, we cannot obtain new vehicles from a manufacturer. A large number of our vehicles are manufactured by BMW, DaimlerChrysler, Ford, General Motors, Honda, Nissan and Toyota. A significant decline in the sale of new vehicles manufactured by these manufacturers, or the loss or deterioration of our relationships with one or more of these manufacturers, could have a material adverse effect on our revenues and profitability because we would not have the right to sell as many automobiles as we do now.

      Manufacturers exercise a great degree of control over the operations of our dealerships. For example, manufacturers can require our dealerships to meet specified standards of appearance and quality, require individual dealerships to meet specified financial criteria such as maintenance of minimum net working capital and, in some cases, minimum net worth, impose minimum customer service and satisfaction standards, set standards regarding the maintenance of inventories of vehicles and parts, require dealerships to provide financial statements as often as monthly, and govern the extent to which our dealerships can utilize the manufacturers’ names and trademarks. In many cases the manufacturer must consent to the replacement of the dealership’s general manager.

      Our franchise agreements worldwide may be terminated or not renewed by the automobile manufacturers for a variety of reasons, including any unapproved change of ownership or management and other material breaches of the franchise agreements. We have from time to time been in non-compliance with various provisions of some of our franchise agreements. If any of our significant existing franchise agreements or a large number of franchise agreements are not renewed or the terms and conditions of any such renewals is materially unfavorable to us, there may be a material adverse effect on our revenues and profitability. In addition, actions taken by manufacturers to exploit their bargaining position in negotiating the terms of renewals of franchise agreements or otherwise could also have a material adverse effect on our revenues and profitability.

      In addition, we depend on manufacturers to provide us with a desirable mix of popular new vehicles, which produce the highest profit margins and tend to be the most difficult to obtain from manufacturers. Manufacturers generally allocate their vehicles among dealerships based on the sales history of each dealership. If we cannot obtain sufficient quantities of the most popular models, whether due to sales declines at our dealerships or otherwise, our new vehicle sales and profitability may be adversely affected. Sales of less profitable models may reduce our profit margins.

      Our dealerships also depend on the manufacturers for sales incentives, warranties and other programs that are intended to promote and support new vehicle sales by our dealerships. Some of these programs include customer rebates on new vehicles, dealer incentives on new vehicles, special financing or leasing terms, warranties on new and used vehicles and sponsorship of used vehicle sales by authorized new vehicle dealers. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of a manufacturer’s incentive programs could materially adversely affect our new vehicle sales volume and our profitability.

      Our franchise agreements do not give us the exclusive right to sell a manufacturer’s product within a given geographic area. Accordingly, a manufacturer may, subject to any protection of state law, grant another dealer a franchise to start a new dealership near one of our locations, or an existing dealer may move its dealership to a location which would compete directly with us. The location of new dealerships near our existing dealerships could materially adversely affect our operations, revenues and profitability.

Because we depend on the success and popularity of the brands we sell, adverse conditions affecting one or more automobile manufacturers may negatively impact our revenues and profitability.

      Our success depends on the overall success of the line of vehicles that each of our dealerships sells. As a result, our success depends to a great extent on the automobile manufacturers’ financial condition, marketing, vehicle design, production and distribution capabilities, reputation, management and labor relations. In 2001, Toyota, DaimlerChrysler, General Motors, Honda and Ford accounted for 28%, 18%, 14%, 12% and 11%, respectively, of our total revenues. No other manufacturer accounted for more than 10% of our total 2001 revenues. Events such as labor strikes that may adversely affect a manufacturer may also adversely affect us. In particular, labor strikes at a manufacturer that continue for a substantial period of time could have a material adverse effect on our business. Similarly, the delivery of vehicles from manufacturers at a time later than scheduled, which may occur particularly during periods of new product introductions, could lead to reduced sales during those periods. This has been experienced at some of our dealerships from time to time. In addition, any event that causes adverse publicity involving one or more automobile manufacturers or their vehicles may have an adverse effect on our revenues and profitability regardless of whether that event involves any of our dealerships.

If we are unable to complete additional acquisitions and successfully integrate acquisitions, we will be unable to achieve desired results from our acquisition strategy.

      Growth in our revenues and earnings depends substantially on our ability to acquire and successfully operate dealerships. We cannot guarantee that we will be able to identify and acquire dealerships in the future. Moreover, acquisitions, including the Sytner acquisition, involve a number of risks, including:

•	incurring significantly higher capital expenditures and operating expenses;

•	failing to integrate the operations and personnel of the acquired dealerships;

•	entering new markets with which we are not familiar;

•	incurring undiscovered liabilities at acquired dealerships;

•	disrupting our ongoing business;

•	failing to retain key personnel of the acquired dealerships;

•	impairing relationships with employees, manufacturers and customers; and

•	incorrectly valuing acquired entities.

In addition, managing and integrating additional dealerships into our existing mix of dealerships may result in substantial costs, diversion of our management resources or other operational or financial problems.

Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the integration of acquired entities and the rapid expansion of operations could inhibit our growth, result in our failure to achieve acquisition synergies and require us to focus resources on integration rather than more profitable areas.

      Acquired entities may subject us to unforeseen liabilities that we are unable to detect prior to completing the acquisition or liabilities that turn out to be greater than those we had expected. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible. Until we assume operating control of acquired entities, we may not be able to ascertain the actual value of the acquired entity.

      There can be no assurance that we will identify acquisition candidates that would result in the most successful combinations or that we will be able to complete acquisitions on acceptable terms on a timely basis. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. Further, covenants contained in our debt instruments impose limitations on our ability to acquire additional dealerships and future debt instruments may impose additional restrictions.

      Our future growth via acquisition of automobile dealerships in the United States and abroad will depend on our ability to obtain the requisite manufacturer approvals. We must obtain the consent of a manufacturer prior to the acquisition of any of its dealership franchises anywhere in the world. Obtaining the consent of a manufacturer for the acquisition of a dealership could take a significant amount of time or be rejected entirely. In addition, under many franchise agreements or under state law, a manufacturer will have a right of first refusal to acquire a dealership that we seek to acquire. Alternatively, in connection with acquisitions by us, one or more manufacturers may seek to impose various conditions on us in connection with their approval of an acquisition. If the conditions are not satisfied, we may be precluded from acquiring, either directly or through acquisitions, additional franchises. In addition, factors outside our control may cause a manufacturer to reject our application to make acquisitions. In determining whether to approve an acquisition, manufacturers may consider many factors, including the moral character and business experience of the dealership principals and the financial condition, ownership structure, the number of current franchises owned, sales performance and customer satisfaction index scores of our dealerships. In addition, manufacturers limit the total number of their dealerships that we may own nationally or in a particular geographic area or metropolitan region and, in some cases, the total number of their vehicles that we may sell as a percentage of that manufacturer’s overall sales. Manufacturers also limit the ownership of stores in contiguous markets, the dualing of a franchise with another brand, and the frequency of acquisitions. Although to date we have only reached these ceilings with one manufacturer, our growth strategy may be affected by these limits.

We may not be able to satisfy our capital requirements for making acquisitions and financing the purchase of our inventory, which could have a material adverse effect on our operations and hinder our ability to achieve our growth strategy.

      We require substantial capital in order to acquire automobile dealerships. This capital might be raised through public or private financing, including through the issuance of our equity securities as full or partial consideration for acquisitions, as well as borrowings and other sources. Other than our credit agreement, we do not have any commitments or immediate plans with respect to acquisition financing. Availability under our credit agreement is limited by a collateral-based borrowing base calculated using our net tangible assets. There can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. If we raise additional funds by issuing our equity securities, dilution to then existing stockholders may result. The extent to which we will be able or willing to issue equity securities for acquisitions will depend on the market value of our common stock and the willingness of our potential acquisition candidates to accept equity securities as partial or full consideration for the sale of their businesses. The number of shares of common stock that we issue in connection with acquisitions could be large. In addition, a decline in the market price of our common stock for any reason, including, without limitation, a perception that sales of substantial amounts of common stock which are not then publicly registered could occur, may increase the amount of cash required by us to finance acquisitions. If adequate funds are not available, we may be required to significantly curtail our acquisition program, which would materially and adversely affect our growth strategy.

      We depend to a significant extent on our ability to finance the purchase of inventory, which in the automotive retail industry involves borrowing significant sums of money in the form of floor plan financing. Floor plan financing is the vehicle through which dealerships finance the purchase of new vehicles from a manufacturer. The dealership borrows money to buy a particular vehicle from the manufacturer and pays off the loan when it sells the particular vehicle, paying interest during the interim period. In connection with acquisitions of dealerships, we must either obtain new floor plan financing or obtain consents to assume that financing. Our floor plan financing is secured by substantially all of the assets of our automotive dealership subsidiaries and, in some cases, a guarantee from us. Our remaining assets are pledged to secure our credit agreement. This may impede our ability to borrow from other sources. Most of our floor plan lenders are associated with manufacturers with whom we have franchise agreements. Consequently, the deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa.

      Any inability to obtain floor plan financing on customary terms, or the termination of our floor plan financing arrangements by our floor plan lenders, would have a material adverse effect on our operations.

Our failure to meet a manufacturer’s consumer satisfaction requirements may adversely affect our ability to acquire new dealerships, our ability to obtain incentive payments from manufacturers and our profitability.

      Many manufacturers attempt to measure customers’ satisfaction with their sales and warranty service experiences through systems which vary from manufacturer to manufacturer but which are generally known as customer satisfaction indices, or CSI. These manufacturers may use a dealership’s CSI scores as a factor in evaluating applications for additional dealership acquisitions. The components of CSI have been modified by various manufacturers from time to time in the past, and these components might be further modified or replaced by different systems in the future. To date, we have not been materially adversely affected by these standards and have not been denied approval of any acquisition based on low CSI scores, although certain of our dealerships have had difficulty from time to time meeting their manufacturers’ CSI standards. However, we cannot be sure that we will be able to comply with these standards in the future. A manufacturer may refuse to consent to an acquisition of one of its franchises if it determines that our dealerships do not comply with the manufacturer’s CSI standards. This could materially adversely affect our acquisition strategy. In addition, because we receive payments from the manufacturers based in part on CSI scores, future payments could be materially reduced or eliminated if our CSI scores decline.

Automobile manufacturers impose limits on our ability to issue additional equity and on the ownership of our common stock by third parties, which may hamper our ability to meet our financing needs.

      A number of manufacturers impose restrictions on the sale and transfer of our common stock. The most prohibitive restrictions provide that, under specified circumstances, we may be forced to sell or surrender franchises (1) if a competitor automobile manufacturer acquires a 5% or greater ownership interest in us if the manufacturer objects to that acquisition within 60 days or (2) if an individual or entity that has a criminal record in connection with business dealings with any automobile manufacturer, distributor or dealer or who has been convicted of a felony acquires a 5% or greater ownership interest in us and the manufacturer objects to that acquisition within 60 days. Similarly, several manufacturers, such as Nissan, Toyota, Mercedes, General Motors, Infiniti and Isuzu, have the right to approve the acquisition by a third party of 20% or more of our voting equity, and a number of manufacturers, including BMW, Toyota, Honda, DaimlerChrysler, Ford, General Motors, and Jaguar, continue to prohibit changes in ownership that may affect control of our company. One manufacturer (Ferrari North America) can repurchase its dealerships if Roger Penske’s ownership falls below 37.6% or if Mr. Penske is no longer our chief executive officer.

      Actions by our stockholders or prospective stockholders that would violate any of the above restrictions are generally outside our control. If we are unable to renegotiate these restrictions, we may be forced to terminate or sell one or more franchises, which could have a material adverse effect on us. This may also inhibit our ability to acquire dealership groups. These restrictions also may prevent or deter prospective acquirers from acquiring control of us and, therefore, may adversely impact the value of our common stock. These restrictions also may impede our ability to raise required capital or to issue our stock as consideration for future acquisitions.

Our business and the automotive retail industry in general are susceptible to adverse economic conditions, including changes in consumer confidence, fuel prices and credit availability, which could have a material adverse effect on our business, revenues and profitability and make it difficult to attain our growth strategy.

      We believe that the automotive retail industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates, fuel prices, unemployment rates and credit availability. Historically, unit sales of motor vehicles, particularly new vehicles, have been cyclical, fluctuating with general economic cycles. During economic downturns, retail new vehicle sales tend to experience periods of decline characterized by oversupply and weak demand. The current economic outlook in the aftermath of the September 11, 2001 attacks is uncertain. The automotive retail industry may experience sustained periods of decline in vehicle sales in the future. In addition, changes in interest rates could significantly impact our vehicle sales because a significant portion of vehicle buyers finance their purchases. Any decline or change of this type could have a material adverse effect on our business, revenues and profitability.

      In addition, local economic, competitive and other conditions affect the performance of our dealerships. Our revenues and profitability depend substantially on general economic conditions and spending habits in those regions of the United States where we maintain most of our operations.

Substantial competition in automotive sales and services may adversely affect our profitability due to our need to lower prices to sustain sales and profitability.

      The automotive retail industry is highly competitive. Depending on the geographic market, we compete with:

•	franchised automotive dealerships in our markets that sell the same or similar makes of new and used vehicles that we offer and occasionally at lower prices than us;

•	other national or regional affiliated groups of franchised dealerships;

•	private market buyers and sellers of used vehicles;

•	Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

•	service center chain stores; and

•	independent service and repair shops.

      We also compete with regional and national vehicle rental companies that sell their used rental vehicles. In addition, automobile manufacturers may directly enter the retail market in the future, which could have a material adverse effect on us. As we seek to acquire dealerships in new markets, we may face significant competition as we strive to gain market share. Some of our competitors have greater financial, marketing and personnel resources and lower overhead and sales costs than us. We do not have any cost advantage in purchasing new vehicles from the automobile manufacturers and typically rely on advertising, merchandising, sales expertise, service reputation and dealership location in order to sell new vehicles. Our franchise agreements do not grant us the exclusive right to sell a manufacturer’s product within a given geographic area. Our revenues and profitability may be materially and adversely affected if competing dealerships expand their market share or are awarded additional franchises by manufacturers that supply our dealerships.

      In addition to competition for vehicle sales, our dealerships compete with franchised dealerships to perform warranty repairs and with other automotive dealers, franchised and independent service center chains and independent garages for non-warranty repair and routine maintenance business. Our dealerships compete with other automotive dealers, service stores and auto parts retailers in their parts operations. We believe that the principal competitive factors in service and parts sales are price, the use of factory-approved replacement parts, the familiarity with a manufacturer’s brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than our dealerships’ prices. We also compete with a broad range of financial institutions in arranging financing for our customers’ vehicle purchases.

      Some automobile manufacturers have begun to acquire automotive dealerships or may do so in the future. Our revenues and profitability could be materially adversely affected by the efforts of manufacturers to enter the retail arena.

      In addition, the Internet is becoming a significant part of the sales process in our industry. We believe that customers are using the Internet as part of the sales process to compare pricing for cars and related finance and insurance services, which may reduce gross profit margins for new and used cars and profits for related finance and insurance services. Some websites offer vehicles for sale over the Internet without the benefit of having a dealership franchise, although they must currently source their vehicles from a franchised dealer. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, or if dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially adversely affected. We would also be materially adversely affected to the extent that Internet companies acquire dealerships or ally themselves with our competitors’ dealerships.

Because automotive retailing is a mature industry with limited growth potential in new vehicle sales, our growth and earnings will depend significantly on acquisitions and consolidations and expansion of our higher margin businesses.

      The U.S. automotive retail industry is considered a mature industry in which minimal growth in unit sales of new vehicles is expected. Accordingly, growth in our revenues and earnings will depend significantly on our ability to acquire and consolidate profitable dealerships, grow our higher-margin businesses and expand our automobile financing and other aftermarket business. Our inability to do so could affect our ability to make required payments under the New Notes.

If we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected because we rely on the industry knowledge and relationships of our key personnel.

      We believe that our success depends to a significant extent upon the efforts and abilities of our executive management and key employees, including, in particular, Roger S. Penske. Additionally, our business is dependent upon our ability to continue to attract and retain qualified personnel, such as managers, as well as retaining executive management in connection with acquisitions. We generally have not entered into employment agreements with our key personnel. The loss of the services of one or more members of our senior management team, including, in particular, Roger S. Penske, could have a material adverse effect on us and materially impair the efficiency and productivity of our operations. We do not have key man insurance for any of our executive officers or key personnel. In addition, the loss of any of our key employees or the failure to attract qualified managers could have a material adverse effect on our business and may materially impact the ability of our dealerships to conduct their operations in accordance with our national standards.

Our quarterly operating results may fluctuate due to seasonality in the automotive retail business and other factors.

      The automobile industry experiences seasonal variations in revenues. Demand for automobiles is generally lower during the winter months than in other seasons, particularly in regions of the United States associated with harsh winters. A higher amount of vehicle sales generally occurs in the second and third fiscal quarters of each year due in part to consumer buying trends and the introduction of new vehicle models. Therefore, if conditions surface in the second or third quarters that depress or affect automotive sales, such as high fuel costs, depressed economic conditions or similar adverse conditions, our revenues for the year will be disproportionately adversely affected. Our dealerships located in the northeastern states are affected by seasonality more than our dealerships in other regions.

      In addition, the U.K. retail automotive industry typically experiences peak sales activity during March and September of each year. This seasonality results from the perception in the U.K. that the resale value of a vehicle may be determined by the date that the vehicle is registered. Because new vehicle registration periods begin on March 1 and September 1 each year, vehicles with comparable mileage that were registered in March may have an equivalent used vehicle value to vehicles registered in August of the same year.

Our business may be adversely affected by import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably.

      A significant portion of our new vehicle business involves the sale of vehicles, vehicle parts or vehicles composed of parts that are manufactured outside the United States. As a result, our operations are subject to customary risks associated with imported merchandise, including fluctuations in the relative value of currencies, import duties, exchange controls, differing tax structures, trade restrictions, transportation costs, work stoppages and general political and economic conditions in foreign countries.

      The United States or the countries from which our products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs on imported merchandise. Any of those impositions or adjustments could materially affect our operations and our ability to purchase imported vehicles and parts at reasonable prices, which could have a material adverse effect on our business.

Our automotive dealerships are subject to substantial regulation which may adversely affect our profitability and significantly increase our costs in the future.

      A number of foreign, federal, state and local regulations affect our business of marketing, selling, financing and servicing automobiles. We also are subject to laws and regulations relating to business corporations generally.

      Under the laws of states in which we currently operate or into which we may expand, we typically must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service, including dealer, sales, finance and insurance-related licenses issued by state authorities. These laws also regulate our conduct of business, including our advertising, operating, financing, employment and sales practices. Other laws and regulations include state franchise laws and regulations and other extensive laws and regulations applicable to new and used motor vehicle dealers, as well as federal and state wage-hour, anti-discrimination and other employment practices laws. Our operations are also subject to the National Traffic and Motor Vehicle Safety Act, the Magnusson-Moss Warranty Act, Federal Motor Vehicle Safety Standards promulgated by the United States Department of Transportation and various state motor vehicle regulatory agencies.

      Our operations are also subject to consumer protection laws known as Lemon Laws. These laws typically require a manufacturer or dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer’s express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require various written disclosures to be provided on new vehicles, including mileage and pricing information.

      The imported automobiles purchased by us are subject to U.S. customs duties and, in the ordinary course of our business, we may, from time to time, be subject to claims for duties, penalties, liquidated damages, or other charges.

      Our financing activities with customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales.

      Possible penalties for violation of any of these laws or regulations include revocation or suspension of our licenses and civil or criminal fines and penalties. In addition, many laws may give customers a private cause of action.

      Violation of these laws or costs of compliance with these laws or changes in these laws could result in adverse financial consequences to us.

If state dealer laws in the United States are repealed or weakened, our automotive dealerships will be more susceptible to termination, non-renewal or renegotiation of their franchise agreements.

      State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a franchise agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or to attempt to comply with the manufacturer’s criteria within the notice period to avoid the termination or non-renewal. Though unsuccessful to date, manufacturers’ lobbying efforts may lead to the repeal or revision of state dealer laws. If dealer laws are repealed in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for our dealers to renew their franchise agreements upon expiration. In addition, Europe does not have state dealer laws and, as a result, our European operations will be required to operate without these protections.

Our automotive dealerships are subject to foreign, federal, state and local environmental regulations that may result in claims and liabilities, which could be material.

      We are subject to a wide range of foreign, federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the operation and removal of underground and aboveground storage tanks, the use, handling, storage and disposal of hazardous substances and other materials and the investigation and remediation of contamination. As with automotive dealerships generally, and service, parts and body shop operations in particular, our business involves the use, storage, handling and contracting for recycling or disposal of hazardous materials or wastes and other environmentally sensitive materials. Operations involving the management of hazardous and non-hazardous materials are subject to requirements of the federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes. Our business also involves the operation of storage tanks containing such materials. Storage tanks are subject to periodic testing, containment, upgrading and removal under RCRA and comparable statutes. Furthermore, investigation or remediation may be necessary in the event of leaks or other discharges from current or former underground or aboveground storage tanks. We may also have liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Comprehensive Environmental Response, Compensation and Liability Act, and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination. Similar to many of our competitors, we have incurred and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations.

      However, soil and groundwater contamination is known to exist at some of our current or former properties. Further, environmental laws and regulations are complex and subject to change. In addition, in connection with our acquisitions, it is possible that we will assume or become subject to new or unforeseen environmental costs or liabilities, some of which may be material. In connection with our dispositions, or prior dispositions made by companies we acquire, we may retain exposure for environmental costs and liabilities, some of which may be material. Compliance with current or amended, or new or more stringent, laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions could require additional expenditures by us, and those expenditures could be material. See “Business — Environmental Matters.”

Our principal stockholders have substantial influence over us and may make decisions with which you disagree. Some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.

      As a result of the equity offering on March 18, 2002, Penske Corporation, Penske Capital Partners, L.L.C. and various of their affiliates beneficially owns over 50% of our outstanding common stock. In addition, these entities have entered into a stockholders agreement with several of our other stockholders in which they have agreed to elect five nominees of Penske Capital Partners to our board of directors. As a result, these persons have the ability to control us and direct our affairs and business.

      This concentration of ownership, as well as various provisions contained in our agreements with manufacturers, our certificate of incorporation and bylaws and the Delaware General Corporation Law, could have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. These provisions include the stock ownership limits imposed by various manufacturers, the classified structure of our board of directors, our ability to issue “blank check” preferred stock and the “interested stockholder” provisions of Section 203 of Delaware law.

      Some of our executive officers affiliated with our largest stockholder hold executive positions at companies other than our company. Roger S. Penske, our Chairman and Chief Executive Officer, is also Chairman and Chief Executive Officer of Penske Corporation, a diversified transportation services company, and Chairman of Penske Truck Leasing Corporation. Robert H. Kurnick, Jr., our Executive Vice President and General Counsel, is also Executive Vice President of Penske Corporation and General Counsel of Penske Capital Partners, LLC and Paul H. Walters, our Executive Vice President — Human Resources, is also Executive Vice President — Administration of Penske Corporation. Much of the compensation of these officers is generally paid by Penske Corporation and not by us, and while these officers have historically devoted a substantial majority of their time to our matters, these officers are not required to spend any specific amount of time on our matters. In addition, James A. Hislop, one of our directors, is President and Chief Executive Officer of Penske Capital Partners, LLC and a director of Penske Corporation, and Richard J. Peters, one of our directors, is the President and a director of Penske Corporation. In addition, Penske Corporation is the owner of Penske Automotive Group, a privately-held automotive dealership company with operations in southern California. Due to their relationships with their related entities, Messrs. Penske, Kurnick, Walters, Hislop and Peters may have a conflict of interest in making any decision related to transactions between their related entities and us or with respect to allocations of corporate opportunities. To date, all affiliated transactions have been approved by an affirmative vote of a majority of the disinterested members of our board of directors.

Due to the nature of the automotive retailing business, we may be involved in legal proceedings or suffer losses that could have a material adverse effect on our business.

      We will generally continue to be involved in legal proceedings in the ordinary course of business. A significant judgment against us, the loss of a significant license or permit or the imposition of a significant fine could have a material adverse effect on our business, financial condition and future prospects. In addition, it is possible that we could suffer losses at individual dealerships due to fraud or theft.

Changes in the European Commission’s regulations regarding automobile manufacturers may have an adverse effect on Sytner and result in greater competition and decreased profitability.

      European automobile manufacturers and distributors have, for the past sixteen years, benefited from successive European Commission Block Exemptions, which give European vehicle companies and dealers immunity from a number of antitrust restrictions on distribution and servicing agreements and has allowed vehicle manufacturers to sell vehicles only through selected dealers, each with exclusive territories.

      The most recent Block Exemption expired on September 30, 2002. A new Regulation, approved by the European Commission on February 5, 2002, has become the replacement regime governing the relationship between European automobile manufacturers and dealers. The new resolution became effective on October 1, 2002 and is expected to remain in place until May 31, 2010.

      The European Commission adopted an evaluation report on the operation of the recently expired Block Exemption which concluded that several of the underlying aims of the Block Exemption had not been achieved. It concluded that European consumers found it hard to exercise their rights under the single market and to take advantage of price differentials between member states, that competition between dealers is not strong enough and that dealers remain too dependent on vehicle manufacturers.

      The new Regulation does not prescribe a single rigid model for vehicle distribution, but rather leaves a set of choices open to vehicle manufacturers, distributors and dealers. Its key features are:

•	vehicle manufacturers may choose between exclusive distribution, where each dealer approved by the manufacturer is allowed a sales territory, and selective distribution, where dealers are selected according to a set of criteria;

•	there are no prescriptions about the type of criteria that might be used or the way distribution networks are organized, other than a defined blacklist of severely anti-competitive restrictions;

•	retailers will have a choice about whether they sell more than one brand of car;

•	dealers in a selective distribution system may engage in active sales throughout the European Union; and

•	dealers may choose whether they wish to carry out repairs themselves, or subcontract them to another authorized member of the manufacturer’s network (independent repairers may become authorized repairers without being obliged to sell new vehicles).

The Sytner acquisition exposes us to the risks involved in international operations, including currency fluctuation risks, which could have a material effect on our results of operations or financial position as reported in U.S. dollars.

      The acquisition of Sytner has been our largest expansion outside of the United States. We do not have significant experience operating dealerships outside of the United States and strategies that have succeeded in the U.S. may not achieve similar results in the United Kingdom. Moreover, our international expansion has exposed us generally to the risks involved in foreign operations, including:

•	changes in international tax laws and treaties, including increases of withholding and other taxes on remittances and other payments by subsidiaries;

•	currency and exchange risks;

•	tariffs, trade barriers, and restrictions on the transfer of funds between nations;

•	changes in U.K. governmental regulations;

•	the impact of local economic and political conditions;

•	the impact of European Commission regulation and the relationship between the U.K. and continental Europe; and

•	increased competition and the impact on vehicle pricing resulting from the expiration of the Block Exemption.

      In addition, Sytner’s results of operations and financial position are reported in British pounds sterling and will then be translated into U.S. dollars at the applicable foreign currency exchange rate for inclusion in our consolidated financial statements. As exchange rates between the U.K. and the U.S. fluctuate, the translation effect of such fluctuations may have a material effect on our results of operations or financial position as reported in U.S. dollars.

Item 7.     FINANCIAL STATEMENTS

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

General

      We are the second largest publicly-held automotive retailer in the United States as measured by total revenues. As of September 30, 2002, we owned and operated 126 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. As an integral part of our dealership operations, we retail new and used automobiles and light trucks, operate service and parts departments, operate collision repair centers and sell various aftermarket products, including finance, warranty, extended service and other insurance contracts.

      New vehicle revenues include sales to retail customers and to leasing companies providing consumer automobile leasing. Used vehicle revenues include amounts received for used vehicles sold to retail customers, leasing companies providing consumer leasing and other dealers. We generate finance and insurance revenues from sales of warranty policies, extended service contracts, other insurance policies, and accessories, as well as from fees for placing finance and lease contracts. Service and parts revenues include fees paid for repair and maintenance service, the sale of replacement parts and body shop repairs.

      Our gross profit tends to vary with the mix of revenues we derive from the sale of new vehicles, used vehicles, finance and insurance products, and service and parts services. Our gross profit generally varies across product lines, with new vehicle sales usually resulting in lower gross profit margins and our other products resulting in higher gross profit margins. Factors such as seasonality, weather, cyclicality and manufacturers’ advertising and incentives may impact the mix of our revenues, and therefore influence our gross profit margin.

      Our selling expenses consist of advertising and compensation for sales department personnel, including commissions and related bonuses. General and administrative expenses include compensation for administration, finance, legal and general management personnel, depreciation, amortization, rent, insurance, utilities and other outside services. A significant portion of our selling expenses are variable, and a significant portion of our general and administrative expenses are subject to our control, allowing us to adjust them over time to reflect economic trends.

      Floor plan interest expense relates to floor plan financing. Other interest expense consists of interest charges on all of our interest-bearing debt, other than interest relating to floor plan financing.

      We have made a number of dealership acquisitions in 2002 and 2001. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, our financial statements include the results of operations of the acquired dealerships from the date of acquisition.

Critical Accounting Policies

      The preparation of financial statements in accordance with accounting standards generally accepted in the United States of America requires the application of accounting policies that often involve a significant amount of judgment. Such judgments influence the reported amounts of the assets, liabilities, revenues and expenses in the Company’s consolidated financial statements. Management, on an ongoing basis, reviews estimates and assumptions. If management determines, as a result of its consideration of facts and circumstances, that modifications in assumptions and estimates are appropriate, results of operations and financial position as reported in the consolidated financial statements may change significantly.

      Following is a summary of the accounting policies applied in the preparation of our consolidated financial statements that management believes are most dependent upon the use of estimates and assumptions.

Finance and Insurance Revenue Recognition

      The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance products to customers, including credit, life, and health insurance policies and extended service contracts. The Company receives fee income from the placement of these contracts at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay, or fail to pay, thereby terminating the contract. Customers may also terminate extended warranty contracts with the underlying warranty provider, which are fully paid at purchase, and become eligible for refunds of unused premiums. If the customer terminates a retail finance contract or cancels an extended warranty or other insurance product prior to scheduled maturity, a portion of these fees may be charged back to us based on the relevant terms of the contracts. The revenue we record relating to these fees is net of an estimate of the ultimate amount of chargebacks we will be required to pay. Such estimate of ultimate chargeback exposure is based on our historical chargeback expense arising from similar contracts, including the impact of refinance and default rates on retail finance contracts and cancellation rates on extended warranty contracts and other insurance products.

Results of Operations

Three Months Ended September 30, 2002 Compared to Three Months Ended September 30, 2001

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $517.9 million, or 37.5%, from $1.4 billion to $1.9 billion. The overall increase in retail revenues is due primarily to (1) a $100.2 million, or 7.4%, increase in retail revenues at dealerships owned prior to July 1, 2001, and (2) a $435.0 million increase at dealerships acquired subsequent to July 1, 2001. The overall increase in retail revenues at dealerships owned prior to July 1, 2001 reflects 9.2%, 1.9%, 10.3% and 6.3% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $163.8 million from fleet and wholesale transactions represent a 27.8% increase versus the prior year. The increase in fleet and wholesale revenues is due to $41.7 million from acquisitions subsequent to July 1, 2001, offset by a $4.5 million, or 3.6%, decrease at stores owned prior to July 1, 2001.

      Retail sales of new vehicles increased by $312.5 million, or 34.2%, from $914.6 million to $1.2 billion. The increase is due primarily to (1) an $82.4 million, or 9.2%, increase at dealerships owned prior to July 1, 2001 and (2) a $241.5 million increase at dealerships acquired subsequent to July 1, 2001. The increase at dealerships owned prior to July 1, 2001, is due primarily to a 6.2% increase in new retail unit sales, which increased revenue by $57.3 million, and a 2.8% increase in comparative average selling prices per vehicle, which increased revenue by $25.1 million. The Company believes that this increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates which have been steadily increasing market share in the US, coupled with aggressive incentive programs being offered by domestic nameplate manufacturers. Approximately 78% of the increase in new retail unit sales at dealerships owned prior to July 1, 2001 results from sales of these foreign nameplates. Aggregate retail unit sales of new vehicles increased by 25.7%, due principally to: (1) the net increase at dealerships owned prior to July 1, 2001 and (2) a 7,388 increase in new vehicle retail unit sales at dealerships acquired subsequent to July 1, 2001. We retailed 44,432 new vehicles (68.1% of total retail vehicle sales) during the three months ended September 30, 2002, compared with 35,351 new vehicles (67.8% of total retail vehicle sales) during the three months ended September 30, 2001.

      Retail sales of used vehicles increased by $138.4 million, or 50.7%, from $272.8 million to $411.2 million. The increase is due primarily to (1) a $5.0 million, or 1.9%, increase at dealerships owned prior to July 1, 2001 and (2) a $138.5 million increase at dealerships acquired subsequent to July 1, 2001. The increase at dealerships owned prior to July 1, 2001 is due primarily to a 0.3% increase in used retail unit sales which increased revenue by $0.8 million, and a 1.6% increase in comparative average selling prices per vehicle which increased revenue by $4.2 million. The Company believes the relative affordability of new vehicles resulting from manufacturer incentive programs has negatively impacted used vehicles sales growth during the three months ended September 30, 2002. Aggregate retail unit sales of used vehicles increased by 23.8%, due principally to: (1) the net increase at dealerships owned prior to July 1, 2001 and (2) a 4,274 increase in used vehicle retail unit sales at dealerships acquired subsequent to July 1, 2001. We retailed 20,792 used vehicles (31.9% of total retail vehicle sales) during the three months ended September 30, 2002, compared with 16,792 used vehicles (32.2% of total retail vehicle sales) during the three months ended September 30, 2001.

      Finance and insurance revenues increased by $11.6 million, or 30.3%, from $38.3 million to $49.9 million. The increase is due primarily to: (1) a $3.5 million, or 10.3%, increase at dealerships owned prior to July 1, 2001 and (2) a $7.3 million increase at dealerships acquired subsequent to July 1, 2001. The increase at dealerships owned prior to July 1, 2001 is primarily due to a revenue increase of $38 per retail vehicle sold, which increased revenue by $1.9 million, and a 4.3% increase in retail vehicles sold, which increased revenue by $1.6 million.

      Service and parts revenues increased by $55.3 million, or 36.3%, from $152.2 million to $207.6 million. The increase is due primarily to (1) an $9.4 million, or 6.3%, increase at dealerships owned prior to July 1, 2001 and (2) a $47.8 million increase at dealerships acquired subsequent to July 1, 2001. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturers’ warranty programs for both new and certified used vehicles, increases in retail unit sales at our dealerships and capacity increases in our service and parts operations resulting from capital construction projects.

      Fleet revenues decreased $4.5 million, or 12.1%, versus the comparable prior year period. The decrease in fleet revenues is due primarily to a $6.3 million, or 17.0%, decrease in fleet sales revenues at dealerships owned prior to July 1, 2001, partially offset by a $1.8 million increase at stores acquired subsequent to July 1, 2001. The Company has elected to de-emphasize the low margin fleet business and expects fleet sales volumes to remain lower in the future.

      Wholesale revenues increased $40.2 million, or 44.1%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to (1) a $1.8 million, or 2.0%, increase at dealerships owned prior to July 1, 2001 and (2) a $39.9 million increase at dealerships acquired subsequent to July 1, 2001. The Company believes the increase at dealerships owned prior to July 1, 2001 is due in part to the relative strength of the new car market, resulting in an increase in the number of cars taken in on trade, versus the relative weakness of the used car market.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $76.5 million, or 36.0%, from $212.4 million to $288.9 million. The increase in gross profit is due to: (1) a $12.4 million, or 6.1%, increase in retail gross profit at stores owned prior to July 1, 2001 and (2) a $65.4 million increase at dealerships acquired subsequent to July 1, 2001. Retail gross profit as a percentage of revenues from retail transactions decreased from 15.4% to 15.2%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.2%, 9.7%, 100.0%, and 47.3%, respectively, compared with 8.4%, 10.7%, 100.0% and 44.8% in the comparable prior year period. The decrease in retail gross profit as a percentage of revenues from retail transactions is primarily attributable to (1) decreased margins on the sale of used vehicle, which relate primarily to the lower margins realized on used vehicle sales in the UK, (2) decreased margins on the sale of new vehicles, which are due primarily to margin compression in the US, offset in part by higher margins realized on new vehicle sales in the UK, and (3) a decrease in the percentage of higher margin finance and insurance revenues to total retail revenues, offset in part by (1) increased gross profit margins on service and parts revenues, which result from the realization of higher margins in the US and UK, and (2) an increase in the relative proportion of used vehicle retail sales to total vehicle sales. Aggregate gross profit on fleet and wholesale transactions decreased by $0.9 million to a loss of $1.2 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $58.4 million, or 34.1%, from $171.4 million to $229.8 million. Such expenses decreased as a percentage of total revenue from 11.4% to 11.2%, and decreased as a percentage of gross profit from 80.8% to 79.9%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $16.1 million, or 10.3%, increase at dealerships owned prior to July 1, 2001, and (2) a $51.2 million increase at dealerships acquired subsequent to July 1, 2001, partially offset by a $5.0 million decrease in goodwill amortization due to the adoption of SFAS No. 142. The increase in selling, general and administrative expenses at stores owned prior to July 1, 2001 is due in large part to increased selling expenses, including increases in variable compensation as a result of the 6.1% increase in retail gross profit over the prior year, depreciation, healthcare costs, and other insurance costs versus the prior year.

      Floor Plan Interest Expense. Floor plan interest expense increased by $0.1 million, or 0.9%, from $9.0 million to $9.1 million. The increase in floor plan interest expense is due to a $1.7 million, or 19.0%, decrease at stores owned prior to July 1, 2001, partially offset by a $1.9 million increase at dealerships acquired subsequent to July 1, 2001. The decrease at stores owned prior to July 1, 2001 is due primarily to a decrease in inventory at those dealerships, coupled with a decrease in our weighted average borrowing rate on floor plan indebtedness during 2002.

      Other Interest Expense. Other interest expense increased by $2.0 million, or 25.0%, from $8.0 million to $10.0 million. The increase is due primarily to increased acquisition related indebtedness, including approximately $140.0 million borrowed in connection with the acquisition of the Sytner Group plc in March 2002, offset in part by (1) a decrease in our weighted average borrowing rate during 2002 and (2) the pay-down of indebtedness with proceeds from equity offerings subsequent to December 31, 2001.

      Income Taxes. Income taxes increased by $5.4 million from $10.3 million to $15.7 million. The increase is due to an increase in pre-tax income compared with 2001, partially offset by a decrease in our estimated effective annual tax rate.

      Discontinued Operations. Income (loss) from discontinued operations, consisting of the results of operations which have been or will be divested or closed, decreased by $0.8 million from $0.2 million to a loss of $0.6 million. The current year results include an after-tax gain on disposal of $0.5 million.

Nine Months Ended September 30, 2002 Compared to Nine Months Ended September 30, 2001

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $1.1 billion, or 28.8%, from $4.0 billion to $5.1 billion. The overall increase in retail revenues is due primarily to: (1) a $200.0 million, or 5.6%, increase in retail revenues at dealerships owned prior to January 1, 2001, and (2) a $1.0 billion increase at dealerships acquired subsequent to January 1, 2001. The overall increase in retail revenues at dealerships owned prior to January 1, 2001 reflects 7.0%, 9.9% and 6.2% increases in new retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $448.8 million from fleet and wholesale transactions represent a 17.3% increase versus the prior year. The increase in fleet and wholesale revenues is due to $97.1 million from acquisitions subsequent to January 1, 2001, offset by a $23.2 million, or 6.7%, decrease at stores owned prior to January 1, 2001.

      Retail sales of new vehicles increased by $685.6 million, or 26.2%, from $2.6 billion to $3.3 billion. The increase is due primarily to: (1) a $166. million, or 7.0%, increase at dealerships owned prior to January 1, 2001 and (2) a $561.2 million increase at dealerships acquired subsequent to January 1, 2001. The increase at dealerships owned prior to January 1, 2001, is due primarily to a 4.4% increase in new retail unit sales, which increased revenue by $106.9 million, and a 2.5% increase in comparative average selling prices per vehicle, which increased revenue by $59.1 million. The Company believes that this increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates which have been steadily increasing market share in the US, coupled with aggressive incentive programs being offered by domestic nameplate manufacturers. Approximately 89% of the increase in new retail unit sales at dealerships owned prior to January 1, 2001 results from sales of these foreign nameplates. Aggregate retail unit sales of new vehicles increased by 19.9%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2001 and (2) a 17,617 increase in new vehicle retail unit sales at dealerships acquired subsequent to January 1, 2001. We retailed 119,662 new vehicles (67.4% of total retail vehicle sales) during the nine months ended September 30, 2002, compared with 100,016 new vehicles (67.0% of total retail vehicle sales) during the nine months ended September 30, 2001.

      Retail sales of used vehicles increased by $299.3 million, or 37.1%, from $807.3 million to $1.1 billion. The increase is due primarily to a $323.9 million increase at dealerships acquired subsequent to January 1, 2001. Retail sales of used vehicles at dealerships owned prior to January 1, 2001 were consistent with the prior year. The Company believes the relative affordability of new vehicles resulting from manufacturer incentive programs has negatively impacted used vehicles sales growth during the nine months ended September 30, 2002. Aggregate retail unit sales of used vehicles increased by 17.9%, due principally to a 10,738 increase in used vehicle retail unit sales at dealerships acquired subsequent to January 1, 2001. We retailed 58,092 used vehicles (32.6% of total retail vehicle sales) during the nine months ended September 30, 2002, compared with 49,278 used vehicles (33.0% of total retail vehicle sales) during the nine months ended September 30, 2001.

      Finance and insurance revenues increased by $26.6 million, or 24.9%, from $106.7 million to $133.3 million. The increase is due primarily to: (1) an $8.8 million, or 9.9%, increase at dealerships owned prior to January 1, 2001 and (2) a $16.5 million increase at dealerships acquired subsequent to January 1, 2001. The increase at dealerships owned prior to January 1, 2001 is primarily due to a revenue increase of $46 per retail vehicle sold, which increased revenue by $6.2 million, and a 2.7% increase in retail vehicles sold, which increased revenue by $2.6 million.

      Service and parts revenues increased by $129.6 million, or 29.8%, from $435.6 million to $565.2 million. The increase is due primarily to: (1) a $24.8 million, or 6.2%, increase at dealerships owned prior to January 1, 2001 and (2) a $111.5 million increase at dealerships acquired subsequent to January 1, 2001. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturers’ warranty programs for both new and certified used vehicles, increases in retail unit sales at our dealerships and capacity increases in our service and parts operations resulting from capital construction projects.

      Fleet revenues decreased $25.7 million, or 21.6%, versus the comparable prior year period. The decrease in fleet revenues is due primarily to a $28.8 million, or 26.8%, decrease in fleet sales revenues at dealerships owned prior to January 1, 2001, partially offset by a $4.0 million increase at stores acquired subsequent to January 1, 2001. The Company has elected to de-emphasize the low margin fleet business and expects fleet sales volumes to remain lower in the future.

      Wholesale revenues increased $92.0 million, or 34.9%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to: (1) a $5.6 million, or 2.4%, increase at dealerships owned prior to January 1, 2001 and (2) a $93.2 million increase at dealerships acquired subsequent to January 1, 2001. The Company believes the increase at dealerships owned prior to July 1, 2001 is due in part to the relative strength of the new car market, resulting in an increase in the number of cars taken in on trade, versus the relative weakness of the used car market.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $185.9 million, or 30.7%, from $604.7 million to $790.6 million. The increase in gross profit is due to: (1) a $38.4 million, or 7.1%, increase in retail gross profit at stores owned prior to January 1, 2001 and (2) a $154.3 million increase at dealerships acquired subsequent to January 1, 2001. Retail gross profit as a percentage of revenues from retail transactions increased from 15.2% to 15.5%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.5%, 10.2%, 100.0%, and 46.9%, respectively, compared with 8.3%, 10.6%, 100.0% and 44.7% in the comparable prior year period. The increase in retail gross profit as a percentage of revenues from retail transactions is primarily attributable to (1) increased gross profit margins on service and parts revenues, which result from the realization of higher margins in the US and UK, (2) an increase in the relative proportion of service and parts sales to total retail sales, (3) an increase in the relative proportion of used vehicle retail sales to total vehicle sales and (4) an increase in margins on the sale of new vehicles, which is due primarily to higher margins realized on new vehicle sales in the UK, offset in part by decreased margins on the sale of used vehicles, which relate primarily to the lower margins realized on used vehicle sales in the UK, offset in part by higher margins on used vehicle sales in the US. Aggregate gross profit on fleet and wholesale transactions decreased by $1.1 million to a loss of $0.8 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $144.2 million, or 29.6%, from $487.4 million to $631.6 million. Such expenses increased as a percentage of total revenue from 11.2% to 11.4%, and decreased as a percentage of gross profit from 80.6% to 80.0%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $43.5 million, or 10.5%, increase at dealerships owned prior to January 1, 2001 and (2) a $122.4 million increase at dealerships acquired subsequent to January 1, 2001, partially offset by a $14.6 million decrease in goodwill amortization due to the adoption of SFAS No. 142. The increase in selling, general and administrative expenses at stores owned prior to January 1, 2001 is due in large part to increased selling expenses, including increases in variable compensation as a result of the 7.1% increase in retail gross profit over the prior year, depreciation, healthcare costs, and other insurance costs versus the prior year.

      Floor Plan Interest Expense. Floor plan interest expense decreased by $5.6 million, or 17.6%, from $31.6 million to $26.0 million. The decrease in floor plan interest expense is due to an $8.2 million, or 28.1%, decrease at stores owned prior to January 1, 2001, partially offset by a $3.5 million increase at dealerships acquired subsequent to January 1, 2001. The decrease at stores owned prior to January 1, 2001 is due primarily to a decrease in inventory at those dealerships, coupled with a decrease in our weighted average borrowing rate on floor plan indebtedness during 2002.

      Other Interest Expense. Other interest expense increased by $0.6 million, or 2.3%, from $27.2 million to $27.8 million. The increase is due primarily to increased acquisition related indebtedness, including approximately $140.0 million borrowed in connection with the acquisition of the Sytner Group plc in March 2002, offset in part by (1) a decrease in our weighted average borrowing rate during 2002 and (2) the pay-down of indebtedness with proceeds from equity offerings subsequent to December 31, 2001.

      Discontinued Operations. Income (loss) from discontinued operations, consisting of the results of operations which have been or will be divested or closed, increased by $0.1 million from $0.6 million to $0.7 million. The current year results include an after-tax gain on disposal of $1.7 million.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $1.2 billion, or 29.8%, from $4.2 billion to $5.4 billion. The overall increase in retail revenues is due primarily to: (1) a $321.5 million, or 9.5%, increase in retail revenues at dealerships owned prior to January 1, 2000, and (2) a $1.1 billion increase at dealerships acquired subsequent to January 1, 2000, partially offset by a decrease in revenues resulting from the divestiture of certain dealerships. The overall increase in retail revenues at dealerships owned prior to January 1, 2000 reflects 10.9%, 6.6%, 20.0% and 4.2% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $488.1 million from fleet and wholesale transactions represent an 18.8% increase versus the prior year. The increase in fleet and wholesale revenues is due to acquisitions subsequent to January 1, 2000.

      Retail sales of new vehicles, which exclude fleet transactions, increased by $872.0 million, or 32.2%, from $2.7 billion to $3.6 billion. The increase is due primarily to: (1) a $241.3 million, or 10.9%, increase at dealerships owned prior to January 1, 2000 and (2) a $777.0 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $146.4 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000, is due primarily to an 8.4% increase in new retail unit sales which increased revenue by $188.9 million and a 2.4% increase in comparative average selling prices per vehicle which increased revenue by $52.4 million. The Company believes that the increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates, which have been steadily increasing market share in the United States. Approximately 114% of the increase in new retail vehicle sales at dealerships owned prior to January 1, 2000 results from sales of these foreign nameplates. Aggregate retail unit sales of new vehicles increased by 27.0%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2000 and (2) a 27,280 increase in new vehicle retail unit sales at dealerships acquired subsequent to January 1, 2000, partially offset by a 5,893 decrease in new vehicle retail unit sales resulting from the divestiture of certain dealerships. We retailed

135,402 new vehicles (67.4% of total retail vehicle sales) during the year ended December 31, 2001, compared with 106,621 new vehicles (66.1% of total retail vehicle sales) during the year ended December 31, 2000. Fleet revenues increased $32.4 million, or 30.2%, versus the comparable prior year period. The increase in fleet revenues is due primarily to: (1) a $13.4 million, or 13.0%, increase in fleet sales revenues at dealerships owned prior to January 1, 2000 and (2) a $21.0 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $2.1 million decrease resulting from the divestiture of certain dealerships. The Company has elected to de-emphasize the low margin fleet business and expects fleet sales volumes to be lower in the future.

      Retail sales of used vehicles, which exclude wholesale transactions, increased by $212.7 million, or 24.6%, from $863.6 million to $1.1 billion. The increase is due primarily to: (1) a $48.3 million, or 6.6%, increase at dealerships owned prior to January 1, 2000 and (2) a $210.9 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $46.5 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000, is due primarily to a 5.7% increase in used retail unit sales which increased revenue by $41.9 million and a 0.8% increase in comparative average selling prices per vehicle which increased revenue by $6.4 million. Aggregate retail unit sales of used vehicles increased by 19.9%, due principally to: (1) the net increase at dealerships owned prior to January 1, 2000, and (2) an 11,328 increase in used vehicle retail unit sales at dealerships acquired subsequent to January 1, 2000, partially offset by a 3,083 decrease in used vehicle retail unit sales resulting from the divestiture of certain dealerships. We retailed 65,597 used vehicles (32.6% of total retail vehicle sales) during the year ended December 31, 2001, compared with 54,701 used vehicles (33.9% of total retail vehicle sales) during the year ended December 31, 2000. Wholesale revenues increased $44.8 million, or 14.7%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to: a $76.9 increase at dealerships acquired subsequent to January 1, 2000; partially offset by (1) a $12.4 million, or 5.0%, decrease at dealerships owned prior to January 1, 2000 and (2) a $19.7 million decrease resulting from the divestiture of certain dealerships.

      Finance and insurance revenues increased by $35.2 million, or 32.7%, from $107.5 million to $142.7 million. The increase is due primarily to: (1) a $16.2 million, or 20.0%, increase at dealerships owned prior to January 1, 2000 and (2) a $20.7 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $4.1 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 2000 is primarily due to a revenue increase of $70 per retail vehicle sold, which increased revenue by $9.5 million, and a 7.4% increase in retail vehicles sold which increased revenue by $6.7 million.

      Service and parts revenues increased by $117.4 million, or 25.1%, from $467.7 million to $585.1 million. The increase is due primarily to: (1) a $15.7 million, or 4.2%, increase at dealerships owned prior to January 1, 2000 and (2) a $127.1 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $25.5 million decrease resulting from the divestiture of certain dealerships. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturer warranty programs for both new and certified used vehicles and increases in retail vehicle sales at our dealerships.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $175.1 million, or 27.3%, from $641.9 million to $817.0 million. The increase in gross profit is due to: (1) a $46.6 million, or 9.1%, increase in retail gross profit at stores owned prior to January 1, 2000, and (2) a $157.4 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $32.4 million decrease resulting from the divestiture of certain dealerships. Gross profit as a percentage of revenues on retail transactions decreased from 15.5% to 15.2%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.3%, 10.6%, 100.0%, and 44.8%, respectively, compared with 8.7%, 10.8%, 100.0% and 43.7% in the comparable prior year period. The decrease in gross profit as a percentage of revenues on retail transactions is primarily attributable to: (1) an increase in the relative proportion of lower margin new vehicle sales revenues to total retail vehicle revenues, (2) a decrease in the percentage of higher margin finance and insurance and service and parts revenues to total retail revenues, (3) decreased gross profit margins on new retail vehicle revenues, and (4) decreased gross profit margins on used retail vehicle revenues, partially offset by increased gross profit margins on service and parts revenues. Aggregate gross profit on fleet and wholesale transactions decreased by $2.5 million to a loss of $1.6 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $152.5 million, or 30.0%, from $508.6 million to $661.1 million. Such expenses increased as a percentage of total revenue from 11.2% to 11.3%, and increased as a percentage of gross profit from 79.1% to 81.1%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $46.1 million, or 11.8%, increase at dealerships owned prior to January 1, 2000, and (2) a $122.5 million increase at dealerships acquired subsequent to January 1, 2000, partially offset by a $26.4 million decrease resulting from the divestiture of certain dealerships. The increase in selling, general and administrative expenses at stores owned prior to January 1, 2000 is due in large part to increased selling expenses, including increased variable compensation, as a result of the 9.1% increase in retail gross profit over the prior year.

      Floor Plan Interest Expense. Floor plan interest expense decreased by $0.3 million, or 0.7%, from $40.6 million to $40.3 million. The decrease in floor plan interest expense is due to (1) a $9.0 million, or 28.6%, decrease at stores owned prior to January 1, 2000 and (2) a $3.0 million decrease relating to the divestiture of certain dealerships, partially offset by a $5.9 million increase at dealerships acquired subsequent to January 1, 2000. The decrease at stores owned prior to January 1, 2000 is due primarily to a decrease in inventory at dealerships owned prior to January 1, 2000, coupled with a decrease in our weighted average borrowing rate on floor plan indebtedness during 2001.

      Other Interest Expense. Other interest expense increased by $2.0 million, or 6.2%, from $32.7 million to $34.8 million. The increase is due primarily to increased acquisition related indebtedness, offset in part by (1) a decrease in our weighted average borrowing rate during 2001, (2) the effect of refinancing our 11.0% senior subordinated notes due 2007 and certain other indebtedness with lower interest borrowings under our amended and restated credit agreement, dated as of December 22, 2000 and (3) the paydown of indebtedness with proceeds from equity offerings subsequent to December 31, 2000.

      Income Taxes. Income taxes increased by $8.1 million from $26.5 million to $34.6 million. The increase is due to an increase in pre-tax income compared with 2000.

      Extraordinary Item. The 2000 extraordinary loss of $4.0 million, net of $3.1 million of tax, represents a loss resulting from the redemption premium paid for the subordinated notes and the write-off of unamortized deferred financing costs relating thereto.

      Discontinued Operations. Income from discontinued operations, consisting of the results of operations which have been or will be divested or closed, increased by $0.8 million from $0.1 million to $0.9 million.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      Revenues. Retail revenues, which exclude revenues relating to fleet and wholesale transactions, increased by $795.4 million, or 23.7%, from $3.3 billion to $4.1 billion. The overall increase in retail revenues is due primarily to: (1) a $210.5 million, or 7.1%, increase in retail revenues at dealerships owned prior to January 1, 1999 and (2) an $781.4 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $196.8 million decrease in revenues resulting from the divestiture of certain dealerships. The overall increase in retail revenues at dealerships owned prior to January 1, 1999, reflects 7.1%, 6.2%, 6.8% and 8.9% increases in new retail vehicle, used retail vehicle, finance and insurance and service and parts revenues, respectively. Revenues of $410.9 million from fleet and wholesale transactions were consistent with the prior year.

      Retail sales of new vehicles, which exclude fleet sale transactions, increased by $559.3 million, or 26.1%, from $2.1 billion to $2.7 billion. The increase is due primarily to: (1) a $135.8 million, or 7.1%, increase at dealerships owned prior to January 1, 1999, and (2) a $546.9 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $123.3 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 1999, is due primarily to a 5.4% increase in new retail unit sales which increased revenue by $104.3 million and a 1.6% increase in comparative average selling prices per vehicle which increased revenue by $31.5 million. The Company believes that the increase is due in part to its favorable brand mix, which includes a higher concentration of foreign nameplates, which have been steadily increasing market share in the United States. Approximately 196% of the increase in new retail vehicle sales at dealerships owned prior to January 1, 1999 results from the sales of foreign nameplates. Aggregate retail unit sales of new vehicles increased by 21.0%, due principally to: (1) the net increase at dealerships owned prior to January 1, 1999, and (2) a 19,680 increase in new vehicle retail unit sales at dealerships acquired subsequent to January 1, 1999, partially offset by a 5,342 decrease in new vehicle retail unit sales resulting from the divestiture of certain dealerships. We retailed 106,621 new vehicles (66.1% of total retail vehicle sales) during the year ended December 31, 2000, compared with 88,091 new vehicles (64.2% of total retail vehicle sales) during the year ended December 31, 1999. Fleet sales decreased $47.6 million, or 30.7%, versus the comparable prior year period due primarily to a 40.2% decrease in fleet unit sales. The Company has elected to de-emphasize the low margin fleet business and expects fleet sales volumes to remain lower in the future.

      Retail sales of used vehicles, which exclude wholesale transactions, increased by $132.4 million, or 18.1%, from $731.2 million to $863.6 million. The increase is due primarily to: (1) a $40.8 million, or 6.2%, increase at dealerships owned prior to January 1, 1999, and (2) a $131.9 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $40.3 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 1999, is due primarily to a 2.6% increase in used retail unit sales which increased revenue by $17.9 million and a 3.5% increase in comparative average selling prices per vehicle which increased revenue by $22.9 million. Aggregate retail unit sales of used vehicles increased by 11.6%, due principally to: (1) the net increase at dealerships owned prior to January 1, 1999, and (2) an 7,498 increase in used vehicle retail unit sales at dealerships acquired subsequent to January 1, 1999, partially offset by a 2,970 decrease in used vehicle retail unit sales resulting from the divestiture of certain dealerships. We retailed 54,701 used vehicles (33.9% of total retail vehicle sales) during the year ended December 31, 2000, compared with 49,024 used vehicles (35.8% of total retail vehicle sales) during the year ended December 31, 1999. Wholesale revenues increased $42.5 million, or 16.3%, versus the comparable prior year period. The increase in wholesale revenues is due primarily to: a $68.1 million increase at dealerships acquired subsequent to January 1, 1999, offset in part by (1) a $7.5 million, or 3.3%, decrease at dealerships owned prior to January 1, 1999, and (2) an $18.1 million decrease resulting from the divestiture of certain dealerships.

      Finance and insurance revenues increased by $15.4 million, or 16.7%, from $92.1 million to $107.5 million. The increase is due primarily to: (1) a $4.9 million, or 6.8%, increase at dealerships owned prior to January 1, 1999, and (2) a $14.3 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $4.1 million decrease resulting from the divestiture of certain dealerships. The increase at dealerships owned prior to January 1, 1999 is primarily due to a revenue increase of $14 per retail vehicle sold, which increased revenue by $1.7 million, and a 4.4% increase in retail vehicles sold which increased revenue by $3.2 million.

      Service and parts revenues increased by $88.3 million, or 23.3%, from $379.4 million to $467.7 million. The increase is due primarily to: (1) a $29.0 million, or 8.9%, increase at dealerships owned prior to January 1, 1999, and (2) an $88.3 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $29.0 million decrease resulting from the divestiture of certain dealerships. The Company believes that its service and parts business is being positively impacted by the complexity of today’s vehicles, manufacturer warranty programs for both new and used vehicles and increases in vehicle sales at our dealerships.

      Gross Profit. Retail gross profit, which excludes gross profit on fleet and wholesale transactions, increased $120.3 million, or 23.1%, from $521.5 million to $641.9 million. The increase in gross profit is due to: (1) a $34.7 million, or 7.7%, increase in retail gross profit at stores owned prior to January 1, 1999, and (2) a 114.6 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $29.1 million decrease resulting from the divestiture of certain dealerships. Gross profit as a percentage of revenues on retail transactions decreased from 15.6% to 15.5%. Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.7%, 10.8%,

100.0%, and 43.7%, respectively, compared with 8.5%, 11.2%, 100.0% and 43.3% in the comparable prior year period. The decrease in gross profit as a percentage of revenues on retail transactions is primarily attributable to: (1) an increase in the relative proportion of lower margin new vehicle sales revenues to total retail revenues during 2000 and (2) decreases in gross profit margins on used retail vehicle revenues; partially offset by increases in gross profit margins on new retail vehicle and service and parts revenues and an increase in service and parts revenues as a percentage of total revenues. Aggregate gross profit on fleet and wholesale transactions increased $1.9 million to $0.9 million.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $87.6 million, or 20.8%, from $421.0 million to $508.6 million. These expenses as a percentage of total revenues were 11.2%, which is consistent with the prior year, and decreased as a percentage of gross profit from 80.9% to 79.1%. The aggregate increase in selling, general and administrative expenses is due principally to: (1) a $28.5 million, or 8.3%, increase at stores owned prior to January 1, 1999 and (2) an $86.0 million increase at dealerships acquired subsequent to January 1, 1999, partially offset by a $26.5 million decrease resulting from the divestiture of certain dealerships. The increase in selling, general and administrative expense at stores owned prior to January 1, 1999 is due in large part to increased selling expenses, including increased variable compensation, as a result of the 7.7% increase in retail gross profit over the prior year.

      Floor Plan Interest Expense. Floor plan interest expense increased by $13.8 million, or 51.6%, from $26.8 million to $40.6 million. The increase in floor plan interest expense is due to: (1) a $5.6 million, or 24.1%, increase at stores owned prior to January 1, 1999 and (2) an $8.5 million increase at dealerships acquired subsequent to January 1, 1999, offset in part by decreases of (1) $1.4 million relating to interest rate swaps hedging floor plan interest rates and (2) $1.6 million resulting from the divestiture of certain dealerships. The increase at stores owned prior to January 1, 1999 is due to an increase in inventory levels compared to 1999 and an increase in our weighted average borrowing rate during 2000.

      Other Interest Expense. Other interest expense increased by $3.5 million, or 11.9%, from $29.3 million to $32.7 million. The increase is due primarily to increased acquisition related indebtedness, offset in part by (1) the effect of refinancing the subordinated notes and certain other indebtedness with lower interest borrowings under our credit agreement and (2) the paydown of indebtedness with proceeds from equity offerings during 1999.

      Income Taxes. Income taxes increased by $6.1 million from $20.4 million to $26.5 million. The increase is due to an increase in pre-tax income compared with 1999, offset in part by a decrease in our estimated annual effective income tax rate. The decrease in the comparative effective rate is due primarily to a decrease in our estimated effective state tax rate resulting from certain tax planning initiatives and a change in the geographic mix of our earnings.

      Extraordinary Item. The $4.0 million extraordinary item in 2000 represents a loss resulting from the redemption premium paid for the subordinated notes and the write-off of unamortized deferred financing costs relating to the subordinated notes. The $0.7 million extraordinary item in 1999 represents the after tax gain arising from the retirement of $49.0 million of subordinated notes, offset in part by the write-off of a portion of the deferred financing costs relating to the subordinated notes.

      Discontinued Operations. Income from discontinued operations, consisting of the results of operations which have been or will be divested or closed, decreased by $1.7 million from $1.8 million to $0.1 million.

Liquidity and Capital Resources

      Our cash requirements are primarily for working capital, the acquisition of new dealerships, the improvement and expansion of existing facilities and the construction of new facilities. Historically, these cash requirements have been met through borrowings under our credit agreement, the issuance of debt securities, including floor plan notes payable, sale-leaseback transactions, the issuance of equity securities and cash flow from operations. As of September 30, 2002, we had working capital of $125.3 million.

      We finance the majority of our new and a portion of our used vehicle inventory under revolving floor plan financing arrangements into which our subsidiaries have entered with various lenders. We make monthly interest payments on the amount financed, but are generally not required to make loan principal repayments prior to the sale of the new and used vehicles we have financed. The floor plan agreements grant a security interest in substantially all of the assets of our automotive dealership subsidiaries. Interest rates on the floor plan arrangements are variable and increase or decrease based on movements in the prime rate or LIBOR. As of September 30, 2002, our outstanding borrowings under floor plan arrangements amounted to $790.9 million.

      Our credit agreement with DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation provides for revolving loans to be used for acquisitions, working capital, the repurchase of common stock and general corporate purposes. Our borrowing capacity under the revolving portion of the credit agreement is $700.0 million and, in addition, we have use of a standby letter of credit facility in the amount of $50.0 million. Our credit agreement also provided for a term loan of $161.0 million, all of which was used during 1999 and 2000 to repurchase our 11.0% senior subordinated notes. Loans under the credit agreement bear interest between LIBOR plus 2.00% and LIBOR plus 3.00%. The credit agreement is fully and unconditionally guaranteed on a joint and several basis by our domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by us in the future) and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. Under the terms of our credit agreement, we are required to comply with minimum manufacturer working capital standards at each of our dealerships. We are also required to maintain a total debt (including floor plan borrowings) to stockholders’ equity ratio of less than 2.75:1, a non floor plan debt to stockholders’ equity ratio of less than 1.30:1, a senior debt (non floor plan debt less subordinated debt) to EBITDA ratio of less than 3.75:1. EBITDA is based upon the preceding twelve months and, as defined, is pro forma to include twelve months EBITDA for acquired entities. Our credit agreement also contains typical events of default including change of control and non-payment of obligations. Substantially all of our assets are subject to security interests granted to lenders under the credit agreement. The availability under the revolving portion of the credit agreement is subject to a collateral-based borrowing limitation, which is determined based on certain of our allowable tangible assets (which does not include foreign assets). Revolving loans mature on August 3, 2005. As of September 30, 2002, our outstanding borrowings under the credit agreement amounted to $327.8 million. As of November 12, 2002, our outstanding borrowings under the credit agreement amounted to $336.8 million.

      During 2000, we entered into a swap agreement of five years duration pursuant to which a notional $200.0 million of our floating rate debt was exchanged for fixed rate debt for five years. The fixed rate interest paid by us is based on LIBOR and amounted to approximately 7.1%. In October 2002, we extended the term of this swap to January 2008. In connection with the extension of the term of the swap, the fixed rate interest rate to be paid by us was reduced to 5.86%.

      In March 2002, we issued $300.0 million of 9.625% senior subordinated notes due 2012 pursuant to Rule 144A and Regulation S under the Securities Act, as amended. Proceeds from the offering of $292.2 million were used to repay borrowings under the Company’s credit agreement. The notes are unsecured senior subordinated notes and rank behind all of our existing and future senior debt, including debt under our credit agreement. The notes are guaranteed by substantially all of our domestic subsidiaries on a senior subordinated basis. We can redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes will be able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. We are obligated to use our best efforts to complete a registered exchange offer for the notes or to register resales of the notes under the Securities Act, but we cannot assure that such a registration will be completed or that any trading market will develop after completion of such a registration.

      In March 2002, we completed an offering of 6,000,000 shares of our common stock for $22.00 per share pursuant to an underwritten registered offering, of which 3,000,000 shares were sold by the Company and 3,000,000 were sold by selling stockholders. Proceeds to the Company from the offering of $61.5 million were used to repay borrowings under the Company’s credit agreement.

      On April 12, 1999, we entered into a securities purchase agreement with International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C., Delaware limited liability companies controlled by Penske Capital Partners, L.L.C. (together, the “PCP Entities”), pursuant to which the PCP Entities agreed to purchase (1) an aggregate of 7,903.124 shares of our Series A convertible preferred stock, par value $0.0001 per share, (2) an aggregate of 396.876 shares of our Series B convertible preferred stock, par value $0.0001 per share, and (3) warrants to purchase (a) 3,898,665 shares of common stock and (b) 1,101,335 shares of our non-voting common stock, par value $0.0001 per share, for $83.0 million. The shares of Series A preferred stock and Series B preferred stock entitled the PCP Entities to dividends at a rate of 6.5% per year. The dividends were payable in kind for the first two years after issuance, after which they were payable in cash. The Series A preferred stock was converted into 7,033,031 shares of our voting common stock in May 2002. The Series B preferred stock was converted into 652,452 shares of our non-voting common stock in August 2002.

      The warrants, as originally issued to the PCP Entities, were exercisable at a price of $12.50 per share until February 3, 2002, and $15.50 per share thereafter until May 2, 2004. Pursuant to the anti-dilution provisions of the warrants and as a result of the sale of equity to Mitsui & Co. in 2001, (a) the number of warrants to purchase common stock was increased from 3,898,665 shares to 3,915,580 shares, (b) the number of warrants to purchase non-voting common stock was increased from 1,101,335 shares to 1,106,113 shares, and (c) the warrant exercise price was lowered from $12.50 to $12.45. On February 1, 2002, the PCP Entities exercised the warrants in full and paid us the full exercise price of $62.5 million. The proceeds of the warrant exercise were used to repay borrowings under the Company’s credit agreement.

      In September 2001, we announced that our board of directors authorized the repurchase of up to three million shares of our outstanding common stock. Pursuant to that authorization, we repurchased 1,009,463 shares in a negotiated transaction at an aggregate cost of $16.0 million during 2002. As of November 12, 2002, we have repurchased 1,396,555 shares under the program announced in September 2001. The share repurchase program remains open and the Company continually evaluates market conditions and internal financing considerations when contemplating purchasing shares.

      In March 2002, we acquired Sytner Group plc, a publicly traded automotive retailer operating in excess of 60 franchises in the United Kingdom, pursuant to an all cash tender offer for approximately £95.3 million in cash. In addition, we assumed approximately £15.8 million of Sytner’s debt. As an alternative to receiving all or any part of the £95.3 million of the cash consideration receivable under the offer, Sytner shareholders could elect to receive £1 of loan notes in lieu of every £1 of consideration otherwise receivable under the offer. A total of £26.4 million of such loan notes were issued pursuant to this election. The loan notes bear interest at approximately 3.9% and mature in July 2003. The funds to be used to repay these notes are being held in escrow by the Royal Bank of Scotland for the benefit of the noteholders.

      During 2002, net cash provided by operations amounted to $44.3 million. Net cash used in investing activities during 2002 totaled $251.7 million, including $140.0 million related to capital expenditures and $191.6 million for acquisitions (which includes approximately $140.0 million relating to the acquisition of Sytner), offset by $80.0 million in proceeds from sale-leaseback transactions. Net cash provided by financing activities during 2002 totaled $190.9 million, relating to: (1) borrowings of $332.8 million for capital expenditures and acquisitions, (2) borrowings of $300.0 million in connection with the issuance of the senior subordinated notes due 2012 and (3) $135.3 million relating to the issuance of voting common stock, offset by (1) $561.2 million used to repay borrowings under the Company’s credit agreement and (2) $16.0 million to repurchase common stock.

      We have a number of capital projects planned or underway relating to the expansion and renovation of our retail automotive operations. Gross cash expenditures during 2002 relating to such projects are estimated to aggregate to $150.0 million, a substantial portion of which has already been spent. Historically, we have financed such capital expenditures with borrowings under our credit agreement and cash flow from operations. In the past, we have also entered into sale-leaseback transactions with Automotive Group Realty, LLC (“AGR”), a wholly owned subsidiary of Penske Corporation. We sold certain properties to AGR in 2002 for consideration of $80.0 million and made lease payments to AGR totaling $8.9 million during the nine months ended September 30, 2002, which payments relate to the properties we lease from AGR. We believe we will continue to finance certain capital expenditures in this fashion during 2002. As a result, we anticipate that the net cash we will fund for capital expenditures will amount to approximately $70.0 million. Funding for such capital expenditures is expected to come from cash flow from operations, supplemented by borrowings under our credit agreement.

      The Company agreed to make a contingent payment in cash to the extent the 841,476 shares of common stock issued in connection with an acquisition completed in October 2000 are sold subsequent to the fifth anniversary of the transaction and have a market value at the time of sale of less than $12.00 per share. The Company will be forever released from this guarantee in the event the average daily closing price of the Company’s common stock for any 90 day period subsequent to the fifth anniversary of the transaction exceeds $12.00 per share. The Company has further granted the seller a put option pursuant to which the Company may be required to repurchase no more than 108,333 shares for $12.00 per share in cash on each of the first five anniversary dates of the transaction. As of September 30, 2002, the maximum of future cumulative cash payments the Company may be required to make in connection with the put option amounted to $5.2 million. As of November 12, 2002, such maximum cash payments amounted to $3.9 million. To date, no payments have been made by the Company relating to the put option.

      In connection with an acquisition of dealerships in October 1997, we agreed that if the acquired companies achieved aggregate specified base earnings levels in any of the five years beginning with the year ending December 31, 1999, we would pay to the sellers for each year in which the acquired companies exceeded base earnings an amount equal to $0.7 million plus defined percentages of the amounts earned in excess of such base earnings for any such year. The total amount of payments to be made pursuant to this agreement is limited to $7.0 million. To date we have paid $2.0 million relating to this agreement. The amount of additional payments, if any, will be determined based upon the financial performance of the acquired business in 2002 and 2003. We also have obligations with respect to past transactions totaling $32.7 million over the next four years.

      As of September 30, 2002, we had approximately $0.7 million of cash available to fund operations and future acquisitions. In addition, $355.7 million was available for borrowing under our credit agreement as of November 12, 2002, which availability is subject to a maximum actual borrowing limit of $329.6 million due to the credit agreement’s borrowing base collateral limitation (in general, the borrowing base equals certain of our allowable tangible assets plus $300.0 million). Borrowings used to finance the cost of acquisitions and capital construction projects will typically increase tangible assets, allowing the Company to access borrowing capacity which is currently not available due to the base collateral limitation.

      We are a holding company whose assets consist primarily of the direct or indirect ownership of the capital stock of our operating subsidiaries. Consequently, our ability to pay dividends is dependent upon the earnings of our subsidiaries and their ability to distribute earnings and other advances and payments to us. The minimum working capital requirement under our franchise agreements could in some cases restrict the ability of our subsidiaries to make distributions, although to date we have not faced any such restrictions.

      Our principal source of growth has come from acquisitions of automotive dealerships. We believe that our existing capital resources, including the liquidity provided by our credit agreement and floor plan financing, will be sufficient to fund our current operations and commitments for the next twelve months. To the extent we pursue additional significant acquisitions, we may need to raise additional capital either through the public or private issuance of equity or debt securities or through additional bank borrowings. We may not have sufficient availability under our credit agreement to finance significant additional acquisitions. In certain circumstances, a public equity offering could require the prior approval of several automobile manufacturers. There is no assurance that we would be able to access the capital markets or increase our borrowing capabilities on terms acceptable to us, if at all.

Joint Ventures

      From time to time we enter into joint venture arrangements in the ordinary course of business, pursuant to which we acquire dealerships together with a minority investor.

      In January 1998, we entered into a joint venture agreement with a third party to manage and acquire dealerships in Illinois, Ohio, North Carolina and South Carolina. With respect to any joint venture established pursuant to this agreement, we are required to buy out the other party at the end of the five-year period following the date of the acquisition. Pursuant to this arrangement, in 1998 we entered into a joint venture with respect to the Citrus Chrysler dealership. We are required to buy out our partner in this dealership in May 2003. We expect this payment to be approximately $3.0 million.

      In November 1999 we formed a joint venture to own and operate certain dealerships in Brazil. Our joint venture partners in Brazil are Roger S. Penske, Jr. and Andre Ribeiro Holdings, Ltda. We contributed approximately $3.6 million for a 90.6% interest in United Auto do Brasil, Ltda. and Mr. Penske, Jr. and Mr. Ribeiro each contributed approximately $0.2 million for a 4.7% interest.

      In October 2000, we purchased the operating assets of certain dealerships in Fairfield, Connecticut for approximately $26.8 million. We are contractually committed to sell 20% of this venture to Lucio A. Noto and other investors upon receipt of approval for the transfer of ownership by the manufacturers represented at the Fairfield location and the completion of other conditions. Upon completion of these conditions, the closing will occur as of March 1, 2001. The selling price is approximately $5.4 million, representing 20% of the consideration we paid inclusive of assets acquired. Mr. Noto will pay for this interest with $1.2 million at closing, with the remaining $4.2 million to be paid in quarterly payments over twenty years. The payments will be offset from permitted periodic cash distributions to Mr. Noto by the venture, which are expected to fully fund the investors installment payments.

      In December 2000 we formed a joint venture with Roger S. Penske, Jr. to own and operate certain Mercedes-Benz, Audi and Porsche dealerships. We contributed $65.1 million for a 90% interest in HBL, LLC and Mr. Penske, Jr. contributed $7.2 million for the remaining 10% interest.

      In July 2001 we invested in the Tulsa Auto Collection, a group of dealerships in Tulsa, Oklahoma. The Tulsa Auto Collection consists of seven dealerships representing the Ford, Lincoln-Mercury, Jaguar and Mazda brands. In addition, through the Tulsa Auto Collection, we operate two automotive care service centers and two used vehicle facilities in the Tulsa market.

Cyclicality

      Unit sales of motor vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, fuel prices, interest rates and credit availability.

Seasonality

      Our business is modestly seasonal overall. Our operations generally experience higher volumes of vehicle sales in the second and third quarters of each year due in part to consumer buying trends and the introduction of new vehicle models. Also, demand for cars and light trucks is generally lower during the winter months than in other seasons, particularly in regions of the United States where dealerships may be subject to harsh winters. Accordingly, we expect our revenues and profitability to be generally lower in our first and fourth quarters as compared to our second and third quarters. The greatest seasonalities exist with the dealerships we operate in the northeastern and upper mid-western United States, for which the second and third quarters are the strongest with respect to vehicle-related sales. The service and parts business at all dealerships experiences relatively modest seasonal fluctuations.

New Accounting Pronouncements

      Statement of Financial Accounting Standards No. 146 Accounting for Costs Associated with Exit or Disposal Activities (“SFAS No. 146”) was issued in June 2002 and is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses the timing of the recognition of exit costs associated with restructuring activities. Under the new standard, certain exit costs will be recognized over the period in which the restructuring activities occur, rather than at the point in time the Company commits to the restructuring plan. SFAS No. 146 is not expected to have a material impact on the Company’s results of operations.

Effects of Inflation

      We believe that the relatively moderate rates of inflation over the last few years have not had a significant impact on revenues or profitability. We do not expect inflation to have any near-term material effects on the sale of our products and services. However, there can be no assurance that there will be no such effect in the future.

      We finance substantially all of our inventory through various revolving floor plan arrangements with interest rates that vary based on the prime rate or LIBOR. Such rates have historically increased during periods of increasing inflation. We do not believe that we would be placed at a competitive disadvantage should interest rates increase due to increased inflation since most other automotive dealerships have similar floating rate borrowing arrangements.

Quantitative and Qualitative Disclosures about Market Risk

      Interest Rates. We are exposed to market risk from changes in the interest rates on a significant portion of our outstanding indebtedness. Outstanding balances under our credit agreements bear interest at a variable rate based on a margin over LIBOR, as defined. Based on the amount outstanding as of September 30, 2002, a 100 basis point change in interest rates would result in an approximate $3.6 million change to our annual interest expense. Similarly, amounts outstanding under floor plan financing arrangements bear interest at a variable rate based on a margin over defined LIBOR or Prime rates. Based on an average of the aggregate amounts outstanding under our floor plan financing arrangements, a 100 basis point change in interest rates would result in an approximate $5.9 million change to our annual floor plan interest expense.

      The Company continually evaluates its exposure to interest rate fluctuations and follows established policies and procedures to implement strategies designed to manage the amount of variable rate indebtedness outstanding at any point in time in an effort to reduce the effect of interest rate fluctuations on the Company’s earnings and cash flows. The Company is currently party to a swap agreement pursuant to which a notional $200.0 million of our floating rate debt was exchanged for fixed rate debt through January 2008. The fixed rate interest paid by us is based on LIBOR and amounts to approximately 5.86%.

      Interest rate fluctuations effect the fair market value of our fixed rate debt, including the senior subordinated notes, certain seller financed promissory notes and obligations under certain capital leases, but do not impact our earnings or cash flows.

      Foreign Currency Exchange Rates. The Company currently has operations in the United Kingdom, Germany, Mexico and Brazil. In each of these markets, the local currency is the functional currency. Due to the Company’s intent to remain permanently invested in these foreign markets, we do not hedge against foreign currency fluctuations. Other than the United Kingdom, the Company’s foreign operations are not significant. In the event we enter into transactions that expose the Company to foreign exchange fluctuations, or change our intent with respect to the investment in any of our international operations, the Company would expect to implement strategies designed to manage those risks in an effort to reduce the effect of foreign currency fluctuations on the Company’s earnings and cash flows.

      In common with other automotive retailers, we purchase certain of our new vehicle and parts inventories from foreign manufacturers. Although we purchase all of our inventories in the local functional currency, our business is subject to certain risks, including, but not limited to, differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions and foreign exchange rate volatility which may influence such manufacturers’ ability to provide their products at competitive prices in the local jurisdictions. Our future results could be materially and adversely impacted by changes in these or other factors.

Forward Looking Statements

      This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “predict,” “potential,” “forecast,” “continue” or variations of such terms, or the use of these terms in the negative. Forward-looking statements include statements regarding our current plans, forecasts, estimates, beliefs or expectations, including, without limitation, statements with respect to:

•	our future financial performance;

•	future acquisitions;

•	future capital expenditures;

•	our ability to obtain cost savings and synergies;

•	our ability to respond to economic cycles;

•	trends in the automotive retail industry and in the general economy;

•	trends in the European automotive market;

•	our plans and expectations with respect to Sytner;

•	our ability to access the remaining availability under our credit agreement;

•	our liquidity;

•	trends affecting our future financial condition or results of operations; and

•	our business strategy.

      Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Actual results may differ materially from anticipated results due to a variety of factors, including the factors identified in the reports and our other periodic filings with the SEC. Important factors that could cause actual results to differ materially from our expectations include the following:

•	automobile manufacturers exercise significant control over our operations and we depend on them in order to operate our business;

•	because we depend on the success and popularity of the brands we sell, adverse conditions affecting one or more automobile manufacturers may negatively impact our revenues and profitability;

•	if we are unable to complete additional acquisitions and successfully integrate acquisitions, we will be unable to achieve desired results from our acquisition strategy;

•	we may not be able to satisfy our capital requirements for making acquisitions and financing the purchase of our inventory;

•	our failure to meet a manufacturer’s consumer satisfaction requirements may adversely affect our ability to acquire new dealerships, our ability to obtain incentive payments from manufacturers and our profitability;

•	automobile manufacturers impose limits on our ability to issue additional equity and on the ownership of our common stock by third parties, which may hamper our ability to meet our financing needs;

•	our business and the automotive retail industry in general are susceptible to adverse economic conditions, including changes in consumer confidence, fuel prices and credit availability;

•	substantial competition in automotive sales and services may adversely affect our profitability;

•	automotive retailing is a mature industry with limited potential in new vehicle sales;

•	if we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected;

•	our quarterly operating results may fluctuate due to seasonality in the automotive retail business and other factors;

•	our business may be adversely affected by import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably;

•	our automobile dealerships are subject to substantial regulation which may adversely affect our profitability;

•	if state dealer laws in the United States are repealed or weakened, our automotive dealerships will be more susceptible to termination, non-renewal or renegotiation of their franchise agreements;

•	our automotive dealerships are subject to foreign, federal, state and local environmental regulations that may result in claims and liabilities;

•	our principal stockholders have substantial influence over us and may make decisions with which stockholders may disagree;

•	some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests;

•	our substantial amount of indebtedness may limit our ability to obtain financing for acquisitions and will require that a significant portion of our cash flow be used for debt service;

•	due to the nature of the automotive retailing business, we may be involved in legal proceedings that could have a material adverse effect on our business;

•	changes in the European Commission’s regulations regarding automobile manufacturers may have an adverse effect on Sytner;

•	the Sytner acquisition exposes us to the risks involved in international operations;

•	the price of our common stock is subject to substantial fluctuation, which may be unrelated to our performance;

•	shares eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well; and

•	we are a holding company and as a result rely on the receipt of payments from our subsidiaries in order to meet our cash needs and service our indebtedness.

      We urge you to carefully consider these risk factors in evaluating all forward-looking statements regarding our business. Readers of this report are cautioned not to place undue reliance on the forward-looking statements contained in this report. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Except to the extent required by the federal securities laws and Securities and Exchange Commission rules and regulations, we have no intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNITED AUTO GROUP, INC
As of September 30, 2002 and for the three and nine months ended September 30, 2002 and 2001 (unaudited)
Consolidated Condensed Balance Sheets	F-2
Consolidated Condensed Statements of Income	F-3
Consolidated Condensed Statements of Cash Flow	F-4
Consolidated Condensed Statement of Stockholders’ Equity and Comprehensive Income	F-5
Notes to Consolidated Condensed Financial Statements	F-6

As of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999
Independent Auditors’ Report	F-18
Consolidated Balance Sheets	F-19
Consolidated Statements of Income	F-20
Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)	F-21
Consolidated Statements of Cash Flows	F-22
Notes to Consolidated Financial Statements	F-23

HBL, LLC (formerly known as HBL, Inc.)
As of September 30, 2002 and for the three months ended September 30, 2002 and 2001, the nine months ended September 30, 2002, the seven months ended September 30, 2001 and the two months ended February 28, 2001 (unaudited)

Balance Sheets	F-46
Statements of Operations	F-47
Statements of Cash Flows	F-49
Statement of Members’ Capital	F-51
Notes to Financial Statements	F-52

As of December 31, 2001, February 28, 2001 and December 31, 2000 and for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999

Independent Auditors’ Reports	F-55
Balance Sheet	F-56
Statement of Operations	F-58
Statement of Stockholders’ Equity/Members’ Capital	F-60
Statement of Cash Flows	F-62
Notes to Financial Statements	F-64

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2002	2001

	(In Thousands)
	(Unaudited)
ASSETS
Cash and cash equivalents	$685	$2,952
Accounts receivable, net	305,313	239,610
Inventories	885,805	611,889
Other current assets	33,821	16,081

Total current assets	1,225,624	870,532
Property and equipment, net	274,259	181,290
Intangible assets, net	957,390	772,737
Assets of discontinued operations	34,193	66,624
Other assets	63,020	55,393

Total Assets	$2,554,486	$1,946,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Floor plan notes payable	$790,850	$586,620
Accounts payable	138,540	73,781
Accrued expenses	161,701	83,949
Current portion of long-term debt	9,217	4,202

Total current liabilities	1,100,308	748,552
Long-term debt	646,793	551,648
Other long-term liabilities	96,703	92,774
Liabilities of discontinued operations	21,281	37,919

Total liabilities	1,865,085	1,430,893
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; none issued and outstanding at September 30, 2002; 9 issued and outstanding at December 31, 2001	—	—
Series B Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; none issued and outstanding at September 30, 2002; 1 issued and outstanding at December 31, 2001	—	—
Common stock, $0.0001 par value, 80,000 shares authorized; 43,667 shares issued, including 4,830 treasury shares, at September 30, 2002; 23,540 shares issued, including 3,821 treasury shares, at December 31, 2001	4	2
Non-voting Common Stock, $0.0001 par value, 7,125 shares authorized; 1,759 issued and outstanding at September 30, 2002; none issued and outstanding at December 31, 2001	—	—
Class C Common Stock, $0.0001 par value, 20,000 shares authorized; none issued and outstanding at September 30, 2002 and December 31, 2001	—	—
Additional paid-in-capital	564,632	445,311
Retained earnings	133,142	78,750
Accumulated other comprehensive loss	(8,377)	(8,380)

Total stockholders’ equity	689,401	515,683

Total Liabilities and Stockholders’ Equity	$2,554,486	$1,946,576

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

	(In Thousands, Except per Share Amounts)
	(Unaudited)
New vehicle sales	$1,227,100	$914,577	$3,303,753	$2,618,117
Used vehicle sales	411,161	272,765	1,106,603	807,329
Finance and insurance	49,920	38,306	133,283	106,705
Service and parts	207,586	152,247	565,221	435,614
Fleet sales	32,604	37,097	93,355	119,061
Wholesale vehicle sales	131,232	91,059	355,422	263,463

Total revenues	2,059,603	1,506,051	5,557,637	4,350,289
Cost of sales	1,771,953	1,294,050	4,767,825	3,745,316

Gross profit	287,650	212,001	789,812	604,973
Selling, general and administrative expenses	229,803	171,411	631,596	487,364

Operating income	57,847	40,590	158,216	117,609
Floor plan interest expense	(9,082)	(8,998)	(26,023)	(31,577)
Other interest expense	(9,990)	(7,992)	(27,834)	(27,217)

Income from continuing operations before minority interests and income taxes	38,775	23,600	104,359	58,815
Minority interests	(458)	(66)	(1,383)	(364)
Income taxes	(15,704)	(10,266)	(42,035)	(25,583)

Income from continuing operations	22,613	13,268	60,941	32,868
Income (loss) from discontinued operations, net of tax	(624)	220	648	595

Net income	21,989	13,488	61,589	33,463
Preferred dividends	(92)	(1,641)	(6,293)	(6,338)

Income available to common stockholders	$21,897	$11,847	$55,296	$27,125

Shares used in computing basic per share data	40,849	23,433	36,582	23,092

Shares used in computing diluted per share data	41,733	35,418	41,168	33,550

Basic income from continuing operations per common share	$0.55	$0.50	$1.49	$1.15

Basic net income per common share	$0.54	$0.51	$1.51	$1.17

Income from continuing operations per diluted common share	$0.54	$0.37	$1.48	$0.98

Net income per diluted common share	$0.53	$0.38	$1.50	$1.00

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

	Nine Months Ended
	September 30,

	2002	2001

	(In Thousands)
	(Unaudited)
Operating activities:
Net income	$61,589	$33,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,761	24,246
Minority interests	1,383	364
Changes in operating assets and liabilities
Accounts receivable	(20,339)	(25,274)
Inventories	(118,089)	112,642
Floor plan notes payable	79,178	(79,540)
Accounts payable and accrued expenses	52,066	3,224
Other	(27,294)	11,687

Net cash provided by operating activities	44,255	80,812

Investing activities:
Purchase of equipment and improvements	(140,049)	(65,939)
Proceeds from sale-leaseback transactions	80,000	—
Dealership acquisitions, net	(191,631)	(105,756)

Net cash used in investing activities	(251,680)	(171,695)

Financing activities:
Proceeds from borrowings of long-term debt	632,800	97,405
Payments of long-term debt and capital leases	(561,173)	(23,426)
Proceeds from issuance of common stock	135,318	14,835
Repurchase of common stock	(16,000)	(2,402)

Net cash provided by financing activities	190,945	86,412

Net cash distributed by discontinued operations	14,213	802

Net decrease in cash and cash equivalents	(2,267)	(3,669)
Cash and cash equivalents, beginning of period	2,952	5,090

Cash and cash equivalents, end of period	$685	$1,421

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME

	Class A		Class B
	Convertible		Convertible		Voting and Non-voting
	Preferred Stock		Preferred Stock		Common Stock

	Issued		Issued		Issued
	Shares	Amount	Shares	Amount	Shares	Amount

	(Dollars In Thousands)
	(Unaudited)
Balances, January 1, 2002	8,794	—	649	—	23,540,231	$2
Issuance of common stock	(1,913)	—	—	—	9,936,812	1
Exercise of options	—	—	—	—	167,778	—
Payment of preferred stock dividends	—	—	—	—	—	—
Fair value of interest rate swap agreement	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
Net income	—	—	—	—	—	—

Balances, March 31, 2002	6,881	—	649	—	33,644,821	3
Payment of in-kind preferred stock dividends	152	—	—	—	—	—
Conversion of preferred stock to common stock	(7,033)	—	—	—	7,036,371	1
Exercise of options	—	—	—	—	270,963	—
Fair value of interest rate swap agreement	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
Net income	—	—	—	—	—	—

Balances, June 30, 2002	—	—	649	—	40,952,155	4
Payment of in-kind preferred stock dividends	—	—	3	—	—	—
Payment of preferred stock dividends	—	—	—	—	—	—
Conversion of preferred stock to common stock	—	—	(652)	—	652,452	—
Exercise of options	—	—	—	—	1,000	—
Repurchase of common stock	—	—	—	—	(1,009,463)	—
Fair value of interest rate swap agreement	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
Net income	—	—	—	—	—	—

Balances, September 30, 2002	—	—	—	—	40,596,144	$4

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Accumulated
	Additional		Other	Total
	Paid-in	Retained	Comprehensive	Stockholders’	Comprehensive
	Capital	Earnings	Income (Loss)	Equity	Income (Loss)

	(Dollars In Thousands)
	(Unaudited)
Balances, January 1, 2002	$445,311	$78,750	$(8,380)	$515,683	$—
Issuance of common stock	124,184	—	—	124,185	—
Exercise of options	2,627	—	—	2,627	—
Payment of preferred stock dividends	—	(2,719)	—	(2,719)	—
Fair value of interest rate swap agreement	—	—	3,539	3,539	3,539
Foreign currency translation	—	—	162	162	162
Net income	—	15,711	—	15,711	15,711

Balances, March 31, 2002	572,122	91,742	(4,679)	659,188	19,412
Payment of in-kind preferred stock dividends	4,212	(4,212)	—	—	—
Conversion of preferred stock to common stock	(792)	—	—	(791)	—
Exercise of options	5,068	—	—	5,068	—
Fair value of interest rate swap agreement	—	—	(1,496)	(1,496)	(1,496)
Foreign currency translation	—	—	246	246	246
Net income	—	23,889	—	23,889	23,889

Balances, June 30, 2002	580,610	111,419	(5,929)	686,104	42,051
Payment of in-kind preferred stock dividends	55	(55)	—	—	—
Payment of preferred stock dividends	—	(211)	—	(211)	—
Conversion of preferred stock to common stock	(43)	—	—	(43)	—
Exercise of options	10	—	—	10	—
Repurchase of common stock	(16,000)	—	—	(16,000)	—
Fair value of interest rate swap agreement	—	—	(4,135)	(4,135)	(4,135)
Foreign currency translation	—	—	1,687	1,687	1,687
Net income	—	21,989	—	21,989	21,989

Balances, September 30, 2002	$564,632	$133,142	$(8,377)	$689,401	$61,592

See Notes to Consolidated Condensed Financial Statements

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(In Thousands, Except Per Share Amounts)
(Unaudited)

1.     Basis of Presentation

      The information presented as of September 30, 2002 and 2001 and for the three and nine month periods then ended is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the management of United Auto Group, Inc. (the “Company”) believes to be necessary for the fair presentation of results for the periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the year. These consolidated condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2001, which were included as part of the Company’s Annual Report on Form 10-K. In order to maintain consistency and comparability of financial information between periods presented, certain reclassifications have been made to the Company’s prior year consolidated condensed financial statements to conform to the current year presentation.

2.     Inventories

      Inventories consisted of the following:

	September 30,	December 31,
	2002	2001

New vehicles	$663,951	$469,108
Used vehicles	174,672	105,389
Parts, accessories and other	47,182	37,392

Total inventories	$885,805	$611,889

3.     Business Combinations

      During 2002 and 2001, the Company completed a number of acquisitions. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, the Company’s financial statements include the results of operations of the acquired dealerships only from the date of acquisition.

      During the nine months ended September 30, 2002, the Company acquired 69 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $182,030 in cash. The consolidated condensed balance sheets include preliminary allocations of the purchase price relating to these acquisitions, which are subject to final adjustment pending the final implementation by the Company of Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangibles (“SFAS No. 142”). Such allocations resulted in recording approximately $183,930 of intangibles.

      The following unaudited consolidated pro forma results of operations of the Company for the nine month periods ended September 30, 2002 and 2001 give effect to acquisitions consummated subsequent to January 1, 2001 as if they had occurred on January 1, 2001.

	Nine Months Ended
	September 30,

	2002	2001

Revenues	$5,841,045	$5,419,978
Income from continuing operations	63,841	44,773
Net income	64,489	45,368
Net income per diluted common share	1.57	1.35

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

4.     Capital Stock

      In February 2002, affiliates of Penske Corporation exercised warrants to acquire voting and non-voting common stock of the Company. The warrants were issued in connection with such affiliates’ investment in the Company in 1999. As a result, the Company issued 3,916 shares of voting common stock and 1,106 shares of non-voting common stock in exchange for $62,520. In March 2002, the Company completed the sale of 3,000 shares of voting common stock to the public in an underwritten registered offering at $22.00 per share. Net proceeds of the two equity transactions totaled approximately $123,393, which was used to repay indebtedness under the Company’s credit agreement.

      In September 2002, the Company repurchased 1,009 shares of common stock from Combined Specialty Insurance Company, a wholly owned subsidiary of Aon Corporation, for $15.85 per share with funds obtained from borrowings under the Company’s credit agreement.

5.     Discontinued Operations

      During 2002, the Company has sold or has entered into definitive agreements to sell five dealerships which qualify for treatment as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. Combined financial information of the dealerships follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Revenues	$32,657	$61,671	$137,207	$177,834
Pre-tax income (loss)	(1,885)	390	(1,874)	1,054
Gain on disposal	499	—	1,689	—

	September 30,	December 31,
	2002	2001

Inventories	$21,555	$29,577
Other assets	12,638	37,047
Floorplan notes payable	19,563	33,394
Other liabilities	1,718	4,525

6.     Intangible Assets

      Effective January 1, 2002, the Company adopted SFAS No. 142. As a result, the Company no longer amortizes goodwill. The Company completed the intangible impairment assessment required by SFAS No. 142 and determined that no adjustment to the carrying value of goodwill is required. The following

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

income statement information is presented as if the Company stopped amortizing goodwill as of January 1, 2001:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Income from continuing operations	$22,613	$13,268	$60,941	$32,868

Net income	$21,989	$13,488	$61,589	$33,463

Goodwill amortization, net of taxes	$—	$2,850	$—	$8,252

Pro forma income from continuing operations	$22,613	$16,118	$60,941	$41,120

Pro forma net income	$21,989	$16,338	$61,589	$41,715

Preferred dividends	$92	$1,641	$6,293	$6,338

Pro forma income available to common stockholders	$21,897	$14,697	$55,296	$35,377

Pro forma basic income from continuing operations per common share	$0.55	$0.62	$1.49	$1.51

Pro forma basic net income per common share	$0.54	$0.63	$1.51	$1.53

Pro forma income from continuing operations per diluted common share	$0.54	$0.46	$1.48	$1.23

Pro forma net income per diluted common share	$0.53	$0.46	$1.50	$1.24

7.     Earnings Per Share

      Income available to common shareholders used in the computation of basic earnings per share data is based on net income, adjusted to reflect accrued dividends relating to outstanding preferred stock. Basic earnings per share data is computed using the weighted average number of common shares outstanding. Diluted earnings per share data is based on the weighted average number of common shares outstanding, adjusted for the dilutive effect of stock options, preferred stock and warrants. For the three and nine months ended September 30, 2002, 884 and 82 shares issuable upon the exercise of outstanding options were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. For the three and nine months ended September 30, 2001, 218 and 978 shares issuable upon the exercise of outstanding options were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. A reconciliation of the number of shares used in the calculation of basic and dilutive earnings per share for the three and nine month periods ended September 30, 2002 and 2001 follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2001	2002	2001

Weighted average number of common shares outstanding	40,849	23,433	36,582	23,092
Effect of stock options	643	1,049	1,077	681
Effect of preferred stock	241	9,418	3,224	9,308
Effect of warrants	—	1,518	285	469

Weighted average number of common shares outstanding, including effect of dilutive securities	41,733	35,418	41,168	33,550

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)

8.     Supplemental Cash Flow Information

      The following table presents certain supplementary information to the consolidated condensed statements of cash flows:

	Nine Months Ended
	September 30,

	2002	2001

Cash paid for interest	$62,942	$52,696
Cash paid for income taxes	12,358	7,277
Acquisition costs financed with assumed debt	22,448	—
Acquisition costs financed with seller financed notes	—	2,550

9.     Sale-Leaseback Transactions

      The Company finances a portion of its dealership expansion program through sale-leaseback transactions with Automotive Group Realty, LLC (“AGR”), a wholly-owned subsidiary of Penske Corporation. Sales of real property are valued at a price that was either independently confirmed by a third party appraiser, or for the price paid by the Company to an independent third party. Improvements are sold for the Company’s cost. All sale-leaseback transactions with AGR have been consummated at the Company’s net book value, and the resulting leases are being accounted for as operating leases. To date during 2002, the Company has entered into sale-leaseback transactions for $80,000 of properties and related improvements.

10.     Senior Subordinated Notes

      In March 2002, the Company completed the sale of $300,000 aggregate principal amount of 9.625% Senior Subordinated Notes due 2012. The sale of the notes was exempt from registration pursuant to Rule 144A and Regulation S under the Securities Act, as amended. The notes are unsecured senior subordinated notes and rank behind all existing and future senior debt, including debt under our credit agreement. The notes are guaranteed by substantially all of our domestic subsidiaries on a senior subordinated basis. We can redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes will be able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. Net proceeds from the offering amounted to approximately $292,200, which was used to repay indebtedness under the Company’s credit agreement.

11.     Condensed Consolidating Financial Information

      The following tables include condensed consolidating financial information as of September 30, 2002 and December 31, 2001 and for the three and nine month periods ended September 30, 2002 and 2001 for United Auto Group, Inc. (as the issuer), wholly-owned subsidiary guarantors, non-wholly owned guarantors, and non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of balance sheet, income statement and cash flow items, which are not necessarily indicative of the financial position, results of operations and cash flows of these entities on a stand-alone basis.

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS

	September 30, 2002

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Cash and cash equivalents	$685	$(2,711)	$—	$—	$—	$3,396
Accounts receivable, net	305,313	—	—	226,212	7,828	71,273
Inventories	885,805	—	—	655,506	17,908	212,391
Other current assets	33,821	—	2,748	16,061	407	14,605

Total current assets	1,225,624	(2,711)	2,748	897,779	26,143	301,665
Property and equipment, net	274,259	—	4,159	199,004	5,735	65,361
Intangible assets, net	957,390	—	—	726,131	63,030	168,229
Assets of discontinued operations	34,193	—	—	34,193	—	—
Other assets	63,020	(561,112)	596,292	19,401	2	8,437

Total assets	$2,554,486	$(563,823)	$603,199	$1,876,508	$94,910	$543,692

Floorplan notes payable	$790,850	$—	$—	$588,705	$15,804	$186,341
Accounts payable	138,540	(2,711)	4,469	67,865	2,517	66,400
Accrued expenses	161,701	—	2,324	101,930	2,509	54,938
Current portion of long-term debt	9,217	—	—	3,078	—	6,139

Total current liabilities	1,100,308	(2,711)	6,793	761,578	20,830	313,818
Long-term debt	646,793	—	—	380,865	71,391	194,537
Other long-term liabilities	96,703	—	—	89,678	6,431	594
Liabilities of discontinued operations	21,281	—	—	21,281	—	—

Total liabilities	1,865,085	(2,711)	6,793	1,253,402	98,652	508,949
Total stockholders’ equity	689,401	(561,112)	596,406	623,106	(3,742)	34,743

Total liabilities and stockholders’ equity	$2,554,486	$(563,823)	$603,199	$1,876,508	$94,910	$543,692

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS — (Continued)

	December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Cash and cash equivalents	$2,952	$—	$417	$2,535	$—	$—
Accounts receivable, net	239,610	—	—	211,558	10,626	17,426
Inventories	611,889	—	—	568,289	20,336	23,264
Other current assets	16,081	—	4,014	10,942	347	778

Total current assets	870,532	—	4,431	793,324	31,309	41,468
Property and equipment, net	181,290		1,493	168,198	753	10,846
Intangible assets, net	772,737	—	—	692,451	63,030	17,256
Assets of discontinued operations	66,624	—	—	43,336	—	23,288
Other assets	55,393	(358,634)	376,999	25,780	868	10,380

Total assets	$1,946,576	$(358,634)	$382,923	$1,723,089	$95,960	$103,238

Floorplan notes payable	$586,620	$—	$—	$536,708	$19,022	$30,890
Accounts payable	73,781		1,972	66,046	3,293	2,470
Accrued expenses	83,949	—	3,337	69,812	6,412	4,388
Current portion of long-term debt	4,202	—	—	4,202	—	—

Total current liabilities	748,552	—	5,309	676,768	28,727	37,748
Long-term debt	551,648	—	—	446,266	71,318	34,064
Other long-term liabilities	92,774	—	—	91,279	1,095	400
Liabilities of discontinued operations	37,919	—	—	22,227	—	15,692

Total liabilities	1,430,893	—	5,309	1,236,540	101,140	87,904
Total stockholders’ equity	515,683	(358,634)	377,614	486,549	(5,180)	15,334

Total liabilities and stockholders’ equity	$1,946,576	$(358,634)	$382,923	$1,723,089	$95,960	$103,238

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	Three Months Ended September 30, 2002

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Total Revenues	$2,059,603		$—	$1,583,096	$49,230	$427,277
Cost of Sales	1,771,953	—	—	1,360,909	42,161	368,883

Gross Profit	287,650	—	—	222,187	7,069	58,394
Selling, general, and administrative expenses	229,803	—	1,816	176,381	5,337	46,269

Operating income	57,847	—	(1,816)	45,806	1,732	12,125
Floor plan interest expense	(9,082)	—	—	(7,123)	(107)	(1,852)
Other interest expense	(9,990)	—	—	(7,312)	(763)	(1,915)
Equity in earnings of subsidiaries	—	(48,477)	48,477	—	—	—

Income (loss) from continuing operations before minority interests and income taxes	38,775	(48,477)	46,661	31,371	862	8,358
Minority interests	(458)	—	—	(249)	(163)	(46)
Income taxes	(15,704)	19,633	(18,898)	(12,705)	(349)	(3,385)

Income (loss) from continuing operations	22,613	(28,844)	27,763	18,417	350	4,927
Discontinued operations, net of taxes	(624)	—	—	(624)	—	—

Net income (loss)	21,989	(28,844)	27,763	17,793	350	4,927
Preferred dividends	(92)	—	(92)	—	—	—

Income available to common stockholders	$21,897	$(28,844)	$27,671	$17,793	$350	$4,927

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME — (Continued)

	Three Months Ended September 30, 2001

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Total Revenues	$1,506,051		$—	$1,380,001	$54,235	$71,815
Cost of Sales	1,294,050	—	—	1,184,311	46,225	63,514

Gross Profit	212,001	—	—	195,690	8,010	8,301
Selling, general, and administrative expenses	171,411	—	1,640	155,865	5,876	8,030

Operating income	40,590	—	(1,640)	39,825	2,134	271
Floor plan interest expense	(8,998)	—	—	(8,409)	(166)	(423)
Other interest expense	(7,992)	—	—	(6,747)	(782)	(463)
Equity in earnings of subsidiaries	—	(22,206)	22,206	—	—	—

Income (loss) from continuing operations before minority interests and income taxes	23,600	(22,206)	20,566	24,669	1,186	(615)
Minority interests	(66)	—	—	10	—	(76)
Income taxes	(10,266)	9,660	(8,946)	(10,731)	(516)	267

Income (loss) from continuing operations	13,268	(12,546)	11,620	13,948	670	(424)
Discontinued operations, net of taxes	220	—	—	95	—	125

Net income (loss)	13,488	(12,546)	11,620	14,043	670	(299)
Preferred dividends	(1,641)	—	(1,641)	—	—	—

Income available to common stockholders	$11,847	$(12,546)	$9,979	$14,043	$670	$(299)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME — (Continued)

	Nine Months Ended September 30, 2002

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Total Revenues	$5,557,637		$—	$4,390,797	$154,168	$1,012,672
Cost of Sales	4,767,825	—	—	3,760,313	131,744	875,768

Gross Profit	789,812	—	—	630,484	22,424	136,904
Selling, general, and administrative expenses	631,596	—	5,305	501,150	16,231	108,910

Operating income	158,216	—	(5,305)	129,334	6,193	27,994
Floor plan interest expense	(26,023)	—	—	(21,794)	(360)	(3,869)
Other interest expense	(27,834)	—	—	(18,484)	(2,251)	(7,099)
Equity in earnings of subsidiaries	—	(138,952)	138,952	—	—	—

Income (loss) from continuing operations before minority interests and income taxes	104,359	(138,952)	133,647	89,056	3,582	17,026
Minority interests	(1,383)	—	—	(677)	(583)	(123)
Income taxes	(42,035)	55,903	(53,770)	(35,859)	(1,438)	(6,871)

Income (loss) from continuing operations	60,941	(83,049)	79,877	52,520	1,561	10,032
Discontinued operations, net of taxes	648	—	—	309	—	339

Net income (loss)	61,589	(83,049)	79,877	52,829	1,561	10,371
Preferred dividends	(6,293)	—	(6,293)	—	—	—

Income available to common stockholders	$55,296	$(83,049)	$73,584	$52,829	$1,561	$10,371

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME — (Continued)

	Nine Months Ended September 30, 2001

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Total Revenues	$4,350,289		$—	$3,998,988	$131,043	$220,258
Cost of Sales	3,745,316	—	—	3,441,317	111,812	192,187

Gross Profit	604,973	—	—	557,671	19,231	28,071
Selling, general, and administrative expenses	487,364	—	4,920	445,017	14,050	23,377

Operating income	117,609	—	(4,920)	112,654	5,181	4,694
Floor plan interest expense	(31,577)	—	—	(29,862)	(461)	(1,254)
Other interest expense	(27,217)	—	—	(23,954)	(1,889)	(1,374)
Equity in earnings of subsidiaries	—	(105,217)	105,217	—	—	—

Income (loss) from continuing operations before minority interests and income taxes	58,815	(105,217)	100,297	58,838	2,831	2,066
Minority interests	(364)	—	—	(205)	—	(159)
Income taxes	(25,583)	45,770	(43,628)	(25,595)	(1,231)	(899)

Income (loss) from continuing operations	32,868	(59,447)	56,669	33,038	1,600	1,008
Discontinued operations, net of taxes	595	—	—	349		246

Net income (loss)	33,463	(59,447)	56,669	33,387	1,600	1,254
Preferred dividends	(6,338)	—	(6,338)	—	—	—

Income available to common stockholders	$27,125	$(59,447)	$50,331	$33,387	$1,600	$1,254

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2002

					Non-Wholly
					Owned
	Total		United Auto	Guarantor	Guarantor	Non-Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Net cash provided by operating activities	$44,255	$(2,711)	$2,872	$8,674	$7,159	$28,261

Investing Activities:
Purchase of equipment and improvements	(140,049)	—	(3,289)	(108,995)	(5,091)	(22,674)
Proceeds from sale-leaseback transactions	80,000	—	—	80,000	—	—
Dealership acquisitions, net of cash acquired	(191,631)	—	—	(191,631)	—	—

Net cash used in investing activities	(251,680)	—	(3,289)	(220,626)	(5,091)	(22,674)

Financing Activities:
Proceeds from borrowings of long-term debt	632,800	—	—	632,800	—	—
Payments of long-term debt and capital leases	(561,173)	—	—	(561,365)	—	192
Proceeds from issuance of common stock	135,318	—	—	135,318	—	—
Repurchase of common stock	(16,000)	—	(16,000)	—	—	—
Distributions to (from) Parent	—	—	16,000	(2,928)	(2,068)	(11,004)

Net cash provided by (used in) financing activities	190,945	—	—	203,825	(2,068)	(10,812)

Net cash distributed by discontinued operations	14,213	—	—	5,592	—	8,621

Net increase (decrease) in cash and cash equivalents	(2,267)	(2,711)	(417)	(2,535)	—	3,396
Cash and cash equivalents, beginning of period	2,952	—	417	2,535	—	—

Cash and cash equivalents, end of period	$685	$(2,711)	$—	$—	$—	$3,396

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS — (Continued)

	Nine Months Ended September 30, 2001

					Non-Wholly
					Owned
	Total		United Auto	Guarantor	Guarantor	Non-Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(In thousands)
Net cash provided by (used in) operating activities	$80,812	$(4,627)	$3,634	$94,092	$(1,342)	$(10,945)

Investing Activities:
Purchase of equipment and improvements	(65,939)	—	(2,042)	(59,869)	1,581	(5,609)
Dealership acquisitions, net of cash acquired	(105,756)	—	—	(106,487)	731	—

Net cash provided by (used in) investing activities	(171,695)	—	(2,042)	(166,356)	2,312	(5,609)

Financing Activities:
Proceeds from borrowings of long-term debt	97,405	—	—	97,405	—	—
Payments of long-term debt and capital leases	(23,426)	—	—	(27,332)	3,906	—
Proceeds from issuance of common stock	14,835	—	—	14,835	—	—
Repurchase of common stock	(2,402)	—	(2,402)	—	—	—
Distributions to (from) Parent	—	—	2,402	(16,800)	(4,304)	18,702

Net cash provided by financing activities	86,412	—	—	68,108	(398)	18,702

Net cash distributed by (used in) discontinued operations	802	—	—	(809)	—	1,611

Net increase (decrease) in cash and cash equivalents	(3,669)	(4,627)	1,592	(4,965)	572	3,759
Cash and cash equivalents, beginning of period	5,090	—	125	4,965	—	—

Cash and cash equivalents, end of period	$1,421	$(4,627)	$1,717	$—	$572	$3,759

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of United Auto Group, Inc.

Detroit, Michigan

      We have audited the accompanying consolidated balance sheets of United Auto Group, Inc. (the “Company”) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2001. Our audits included the financial statement schedule listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 4, 2002 (November 12, 2002 as to Note 4,
May 15, 2002 as to
Notes 15 and 16
and August 1,
2002 as to Note 2
and the financial
statement schedule)

UNITED AUTO GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,

	2001	2000

	(In thousands, except
	per share amounts)
ASSETS
Cash and cash equivalents	$2,952	$5,090
Accounts receivable, net	239,610	178,145
Inventories	611,889	697,034
Other current assets	16,081	15,050

Total current assets	870,532	895,319
Property and equipment, net	181,290	103,746
Intangible assets, net	772,737	653,098
Assets of discontinued operations	66,624	71,125
Other assets	55,393	39,407

Total Assets	$1,946,576	$1,762,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan notes payable	$586,620	$648,003
Accounts payable	73,781	52,509
Accrued expenses	83,949	70,575
Current portion of long-term debt	4,202	41,456

Total current liabilities	748,552	812,543
Long-term debt	551,648	377,439
Other long-term liabilities	92,774	64,592
Liabilities of discontinued operations	37,919	46,451

Total Liabilities	1,430,893	1,301,025

Commitments and contingent liabilities
Stockholders’ Equity
Series A Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 9 issued and outstanding at December 31, 2001; 8 issued and outstanding at December 31, 2000	—	—
Series B Preferred Stock, $0.0001 par value; liquidation preference $10 per share; 10 shares authorized; 1 issued and outstanding at December 31, 2001 and 2000	—	—
Common Stock, $0.0001 par value, 80,000 shares authorized; 27,361 shares issued, including 3,821 treasury shares, at December 31, 2001; 25,424 shares issued, including 3,434 treasury shares, at December 31, 2000	2	2
Non-voting Common Stock, $0.0001 par value, 7,125 shares authorized; none issued and outstanding at December 31, 2001 and 2000	—	—
Class C Common Stock, $0.0001 par value, 20,000 shares authorized; none issued and outstanding at December 31, 2001 and 2000	—	—
Additional paid-in-capital	445,311	420,166
Retained earnings	78,750	41,502
Accumulated other comprehensive (loss)	(8,380)	—

Total Stockholders’ Equity	515,683	461,670

Total Liabilities and Stockholders’ Equity	$1,946,576	$1,762,695

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,

	2001	2000	1999

	(In thousands, except per share amounts)
New vehicle sales	$3,578,182	$2,706,170	$2,146,856
Used vehicle sales	1,076,249	863,568	731,165
Finance and insurance	142,652	107,477	92,124
Service and parts	585,099	467,736	379,430
Fleet sales	139,623	107,272	154,829
Wholesale vehicle sales	348,449	303,677	261,130

Total revenues	5,870,254	4,555,900	3,765,534
Cost of sales	5,054,902	3,913,154	3,245,026

Gross profit	815,352	642,746	520,508
Selling, general and administrative expenses	661,089	508,607	421,025

Operating income	154,263	134,139	99,483
Floor plan interest expense	(40,274)	(40,569)	(26,756)
Other interest expense	(34,762)	(32,734)	(29,260)
Other income (expense), net	—	—	2,571

Income from continuing operations before minority interests, income tax provision and extraordinary items	79,227	60,836	46,038
Minority interests	(815)	(512)	(722)
Income tax provision	(34,462)	(26,456)	(20,366)

Income from continuing operations	43,950	33,868	24,950
Income from discontinued operations, net of income taxes	795	132	1,806

Income before extraordinary item	44,745	34,000	26,756
Extraordinary items, net of income taxes	—	(3,969)	732

Net income	44,745	30,031	27,488
Preferred dividends	(8,290)	(4,471)	(2,572)

Income available to common stockholders	$36,455	$25,560	$24,916

Shares used in computing basic per share data	23,147	20,207	21,950

Shares used in computing diluted per share data	34,196	29,415	26,526

Basic income from continuing operations per common share	$1.53	$1.45	$1.02

Basic net income per common share	$1.57	$1.26	$1.14

Income from continuing operations per diluted common share	$1.29	$1.15	$0.94

Net income per diluted common share	$1.31	$1.02	$1.04

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME (LOSS)

	Class A		Class B		Voting and
	Convertible		Convertible		Non-voting				Accumulated
	Preferred Stock		Preferred Stock		Common Stock				Other
							Additional	Retained	Comprehensive	Total	Comprehensive
	Issued		Issued		Issued		Paid-in	Earnings	Income	Stockholders’	Income
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Loss)	Equity	(Loss)

	(Dollars in thousands)
Balances, December 31, 1998	—		—		20,738,384	$2	$352,591	$(10,943)	$—	$341,650	$—
Issuance of stock for acquisitions	—	—	—	—	1,261,327	—	(13,960)	—	—	(13,960)	—
Repurchase of common stock	—	—	—	—	(118,000)	—	(992)	—	—	(992)	—
Issuance of preferred stock and warrants	7,904	—	397	—	—	—	76,679	—	—	76,679	—
Net income	—	—	—	—	—	—	—	27,488	—	27,488	—

Balances, December 31, 1999	7,904	—	397	—	21,881,711	2	414,318	16,545	—	430,865	—
Issuance of common stock	—	—	—	—	2,981,011	—	26,950	—	—	26,950	—
Repurchase of common stock	—	—	—	—	(2,872,856)	—	(26,176)	—	—	(26,176)	—
Payment in kind dividends	438	—	124	—	—	—	5,074	(5,074)	—	—	—
Net income	—	—	—	—	—	—	—	30,031	—	30,031	—

Balances, December 31, 2000	8,342	—	521	—	21,989,866	2	420,166	41,502	—	461,670	—
Issuance of common stock	—	—	—	—	1,593,869	—	19,041	—	—	19,041	—
Exercise of options	—	—	—	—	343,588	—	4,781	—	—	4,781	—
Repurchase of common stock	—	—	—	—	(387,092)	—	(5,790)	—	—	(5,790)	—
Payment in kind dividends	452	—	128	—	—	—	7,113	(7,113)	—	—	—
Payment of preferred stock dividends	—	—	—	—	—	—	—	(384)	—	(384)	—
Fair value of interest rate swap agreement	—	—	—	—	—	—	—	—	(7,205)	(7,205)	(7,205)
Foreign currency translation	—	—	—	—	—	—	—	—	(1,175)	(1,175)	(1,175)
Net income	—	—	—	—	—	—	—	44,745	—	44,745	44,745

Balances, December 31, 2001	8,794		649		23,540,231	$2	$445,311	$78,750	$(8,380)	$515,683	$36,365

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Operating Activities:
Net income	$44,745	$30,031	$27,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,035	23,835	18,902
Deferred income taxes	12,546	10,897	10,007
Minority interests	815	512	722
Extraordinary item	—	5,613	—
Non-cash compensation expense	—	—	2,250
Changes in operating assets and liabilities:
Accounts receivable	(50,410)	(34,953)	(6,462)
Inventories	146,769	(69,925)	(64,888)
Floor plan notes payable	(116,487)	71,986	48,753
Accounts payable and accrued expenses	18,114	24,536	2,797
Other	(18,460)	(17,168)	3,903

Net cash provided by operating activities	70,667	45,364	43,472

Investing Activities:
Purchase of equipment and improvements	(82,013)	(36,696)	(21,403)
Dealership acquisitions, net of cash acquired	(138,389)	(197,148)	(28,251)

Net cash used in investing activities	(220,402)	(233,844)	(49,654)

Financing Activities:
Proceeds from borrowings of long-term debt	289,407	339,449	65,000
Payments of long-term debt and capital leases	(155,002)	(159,716)	(159,242)
Proceeds from issuance of common stock, preferred stock and warrants	18,822	16,852	76,679
Repurchase of common stock	(5,790)	(26,176)	(992)
Deferred financing costs	—	—	(227)

Net cash provided by (used in) financing activities	147,437	170,409	(18,782)

Net cash distributed by discontinued operations	160	2,868	7,850

Net decrease in cash and cash equivalents	(2,138)	(15,203)	(17,114)
Cash and cash equivalents, beginning of year	5,090	20,293	37,407

Cash and cash equivalents, end of year	$2,952	$5,090	$20,293

See Notes to Consolidated Financial Statements.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, Except Per Share Amounts)

1.     Organization and Summary of Significant Accounting Policies

      United Auto Group, Inc. (“UAG” or the “Company”) is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service, parts and collision repair, finance and insurance products and other aftermarket products. The Company operates dealerships under franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

Principles of Consolidation

      The consolidated financial statements include all majority-owned subsidiaries. All intercompany accounts and transactions among the consolidated subsidiaries have been eliminated.

Cash and Cash Equivalents

      Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

Contracts in Transit

      Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company’s position as creditor. Funding and final approval from the finance source is provided upon the finance source’s review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction given by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, the contracts in transit represent amounts due from the customer to the Company. Contracts in transit, included in accounts receivable, net in the Company’s consolidated balance sheets, amounted to $137,920 and $94,564 as of December 31, 2001 and 2000, respectively.

Fair Value of Financial Instruments

      Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, debt, including floor plan notes payable, and interest rate swaps used to hedge future cash flows. The carrying amount of all significant financial instruments, except the interest rate swaps, approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates. The net fair value of the interest rate swaps, based on discounted cash flows, is approximately $12,752.

Revenue Recognition

      The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service work is performed and when parts are delivered. The Company also arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance products to customers, including credit, life and health insurance policies and extended warranty contracts. The Company receives fee income from the placement of these contracts at the time the customers enter into the

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

agreements. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay, thereby terminating the agreement. Customers may also terminate extended warranty contracts with the underlying warranty provider, which are fully paid at purchase, and become eligible for refunds of unused premiums. In the event that the consumer terminates a retail finance contract or cancels an extended warranty or other insurance product prior to scheduled maturity, a portion of these fees may be charged back to us based on the relevant terms of the contracts. The revenue we record relating to these fees is net of an estimate of the ultimate amount of chargebacks we will be required to pay. Such estimate of ultimate chargeback exposure is based on our historical chargeback expense, including the impact of refinance and default notes on retail finance contracts and cancellation rates on extended warranty contracts and other insurance products, arising from similar contracts.

Inventory Valuation

      Inventories are stated at the lower of cost or market. Cost for new and used vehicle inventories is determined using the specific identification method. Cost for parts, accessories and other inventories is based on factory list prices.

Property and Equipment

      Property and equipment are recorded at cost and depreciated over estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation for assets, other than equipment under capital lease and leasehold improvements, are between 5 and 10 years. Leasehold improvements and equipment under capital lease are depreciated over the shorter of the term of the lease or the estimated useful life of the asset.

      Expenditures relating to recurring repair and maintenance are expensed as incurred. Expenditures that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Income Taxes

      Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets or liabilities are computed based upon the difference between financial reporting and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided when it is more likely than not that taxable income will not be sufficient to fully realize deferred tax assets.

Intangible Assets

      Intangible assets of $772,737, consisting primarily of excess of cost over the fair value of net assets acquired in purchase business combinations, are being amortized on a straight-line basis over periods not exceeding 40 years. Accumulated amortization at December 31, 2001 amounted to $68,780. Amortization expense for the years ended December 31, 2001, 2000 and 1999 was $19,705, $15,408 and $12,996, respectively.

Impairment of Long-Lived Assets

      The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, indicate that they may be impaired. The Company performs its review by comparing the carrying amounts of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment based on the discounted cash flows or the fair value of the impaired assets.

Defined Contribution Plans

      The Company sponsors a number of defined contribution plans covering a significant majority of the Company’s employees. Company contributions to such plans are discretionary and are typically based on the level of compensation and contributions by plan participants. The Company incurred expense of $1,575, $1,389 and $1,315 relating to such plans during the years ended December 31, 2001, 2000 and 1999, respectively.

Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts requiring the use of significant estimates include accounts receivable, inventories, income taxes, intangible assets and certain reserves.

Advertising

      Advertising costs are expensed as incurred. The Company incurred total advertising costs of $57,448, $48,051 and $41,026 during the years ended December 31, 2001, 2000 and 1999, respectively. Qualified advertising expenditures reimbursed by manufacturers were $6,424, $3,404 and $2,800 during the years ended December 31, 2001, 2002 and 1999, respectively.

Manufacturer Incentives

      The Company is the recipient of incentives from the manufacturers at each of its dealerships. These incentives are variable, the receipt of which are based, among other things, upon the number of new vehicles purchased by the dealership, the attainment of specified new vehicle retail unit sales, the attainment of certain customer satisfaction levels as measured by the manufacturer, and reimbursements for qualified advertising expenditures by the dealerships. All such incentive payments are treated as a reduction of cost of goods sold when earned, other than reimbursements of qualified advertising expenditures which are treated as a reduction of selling, general and administrative expense.

Net Income Per Common Share

      Income available to common stockholders used in the computation of basic earnings per share data was computed based on net income, as adjusted to reflect dividends accrued relating to outstanding preferred stock. Basic earnings per share data was computed based on the weighted average number of common shares outstanding. Diluted earnings per share data was computed based on the weighted average number of common shares outstanding, adjusted for the dilutive effect of stock options, preferred stock and warrants. For the years ended December 31, 2001, 2000 and 1999, 932, 2,529 and 1,068 shares attributable to outstanding stock options were excluded from the calculation of diluted earnings per share because the effect of such securities was antidilutive. For the years ended December 31, 2000 and 1999, 5,000 shares attributable to warrants were excluded from the calculation of deleted earnings per share because the effect of such

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

securities was antidilutive. A reconciliation of the number of shares used in the calculation of basic and dilutive earnings per share for the years ended December 31, 2001, 2000 and 1999 follows:

	Year Ended December 31,

	2001	2000	1999

Weighted average number of common shares outstanding	23,147	20,207	21,950
Effect of stock options	820	54	114
Effect of preferred stock	9,334	9,154	4,462
Effect of warrants	895	—	—

Weighted average number of common shares outstanding, including effect of dilutive securities	34,196	29,415	26,526

Preferred Stock Dividends

      The Company records dividends on outstanding preferred stock when declared. Payments of in kind dividends are based on the fair market value of the Company’s common stock on the date of the dividend. All dividends are recorded as a reduction to retained earnings. The payment of in kind dividends also result in a corresponding increase to additional paid-in-capital.

Segment Reporting

      The Company follows the provisions of Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information,” which establishes standards for reporting information about a Company’s operating segments. The Company operates in one reportable segment.

Derivative Instruments

      Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (“SFAS No. 133”) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recorded in earnings. If the derivative is designated in a cash-flow hedge, effective changes in the fair value of the derivative are recorded in other comprehensive income and recorded in the income statement when the hedged item affects earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. The Company adopted SFAS 133 on January 1, 2001 and recorded $10,187 as a cumulative transition adjustment (reducing other comprehensive income) relating to an interest rate swap (cash-flow hedge) the Company entered into prior to the adoption of SFAS 133. Pursuant to SFAS 133, the cumulative transition adjustment will be amortized and reflected as floorplan interest expense over the remaining life of the interest rate swap.

Reclassification

      In order to maintain consistency and comparability of financial information between periods presented, certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.     Intangible Assets

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As a result, the Company no longer amortizes goodwill. The following is presented as if the statement were adopted at January 1, 1999:

	December 31,

	2001	2000	1999

Income from continuing operations	$43,950	$33,868	$24,950

Net income	$44,745	$30,031	$27,488

Goodwill amortization, net of tax	$11,133	$8,706	$7,304

Pro forma income from continuing operations	$55,083	$42,574	$32,254

Pro forma net income	$55,878	$38,737	$34,792

Preferred dividends	$8,290	$4,471	$2,572

Pro forma income available to common stockholders	$47,588	$34,266	$32,220

Pro forma basic income from continuing operations per common share	$2.02	$1.89	$1.35

Pro forma income from continuing operations per diluted common share	$1.61	$1.45	$1.22

Pro forma basic net income per common share	$2.06	$1.70	$1.47

Pro forma net income per diluted common share	$1.63	$1.32	$1.31

3.     Business Combinations

      During 2001 and 2000, the Company completed a number of acquisitions. Each of these acquisitions has been accounted for using the purchase method of accounting. As a result, the Company’s financial statements include the results of operations of the acquired dealerships from the date of acquisition.

      During 2001, the Company acquired 13 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $138,900, consisting of approximately $128,350 in cash, the issuance of 289,243 shares of the Company’s $0.0001 par value voting common stock (“Common Stock”) and $5,550 of seller financed promissory notes. The consolidated balance sheets include preliminary allocations of the purchase price relating to acquisitions completed subsequent to June 30, 2001, which are subject to final adjustment pending the final implementation by the Company of Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangibles. Such allocations resulted in recording approximately $134,383 of intangibles. Final purchase price allocations are expected to be completed in connection with the implementation of SFAS No. 142. In addition, the Company made an equity investment in a dealership group for approximately $8,000 in cash. During 2000, the Company acquired 35 automobile dealership franchises. The aggregate consideration paid in connection with such acquisitions amounted to $225,623, consisting of approximately $204,975 in cash, the issuance of 841,476 shares of Common Stock and $10,550 of seller financed promissory notes.

      The Company agreed to make a contingent payment in cash to the extent 841,476 shares of common stock issued in connection with an acquisition completed in October 2000 are sold subsequent to the fifth anniversary of the transaction and have a market value of less than $12.00 per share. The Company will be forever released from this guarantee in the event the average daily closing price of the Company’s common stock for any 90 day period subsequent to the fifth anniversary of the transaction exceeds $12.00 per share. In

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the event the Company is required to make a payment relating to this guarantee, such payment would result in the revaluation of the common stock issued in the transaction, resulting in a reduction of additional paid-in-capital. The Company has further granted the seller a put option pursuant to which the Company may be required to repurchase no more than 108,333 shares for $12.00 per share on each of the first five anniversary dates of the transaction. The Company also has obligations with respect to past acquisitions totaling approximately $32,000 over the next four years.

      In connection with an acquisition of dealerships in October 1997, the Company agreed that if the acquired companies achieved aggregate specified base earnings levels in any of the five years beginning with the year ending December 31, 1999, we would pay to the sellers for each year in which the acquired companies exceeded base earnings an amount equal to $700 plus defined percentages of the amounts earned in excess of such base earnings for any such year. The total amount of payments to be made pursuant to this agreement is limited to $7,000. To date we have paid $2,000 relating to this agreement. The amount of additional payments, if any, will be determined based upon the financial performance of the acquired business in 2002 and 2003. Payments relating to this earnings contingency are recorded as additional cost of the acquired dealerships, resulting in an increase in intangible assets.

      During 2000, the Company paid $6,147 in cash in final settlement of its obligation with respect to a guarantee relating to 375,404 shares of Common Stock issued in connection with an acquisition that took place prior to 1998. Such payment was recorded as additional cost of the acquired entity, resulting in an increase in intangible assets.

Pro Forma Results of Operations (Unaudited)

      The following unaudited consolidated pro forma results of operations of the Company for the years ended December 31, 2001 and 2000 give effect to acquisitions consummated during 2001 and 2000 as if they had occurred on January 1, 2000.

	December 31,

	2001	2000

Revenues	$6,008,975	$5,462,768
Income from continuing operations	47,896	42,055
Net income	48,691	38,218
Net income per diluted common share	1.42	1.30

4. Discontinued Operations

      The Company periodically enters into transactions to sell or otherwise dispose of non-core or unprofitable dealerships. Such transactions are typically structured in a manner which results in treating the sold dealerships as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. In addition, during 1998, the Company discontinued the auto finance business of our wholly-owned subsidiary, United Auto Finance, Inc. (“UAF”). As a result, UAF no longer engages in the purchase or sale of automotive loans. Consequently, the sold dealerships and UAF have been reported as discontinued operations for all periods presented. Combined financial information of the dealerships and UAF follows:

	Year Ended December 31,

	2001	2000	1999

Revenues	$245,081	$247,850	$188,677
Pre-tax income (loss)	1,408	234	2,808
Gain on disposal	—	—	—

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31,

	2001	2000

Inventories	29,511	40,908
Other assets	37,113	30,217
Floorplan notes payable	33,394	41,684
Other liabilities	4,525	4,767

5.     Inventories

      Inventories consisted of the following:

	December 31,

	2001	2000

New vehicles	$469,108	$530,869
Used vehicles	105,389	131,404
Parts, accessories and other	37,392	34,761

Total Inventories	$611,889	$697,034

6.     Property and Equipment

      Property and equipment consisted of the following:

	December 31,

	2001	2000

Furniture, fixtures and equipment	$74,170	$55,646
Equipment under capital lease	634	3,520
Buildings and leasehold improvements	140,229	67,954

Total	215,033	127,120
Less: Accumulated depreciation and amortization	33,743	23,374

Property and equipment, net	$181,290	$103,746

      Depreciation and amortization expense for the years ended December 31, 2001, 2000 and 1999 was $33,035, $23,835 and $18,902, respectively. Accumulated amortization at December 31, 2001 and 2000 on equipment under capital lease, included in accumulated depreciation and amortization above, amounted to $347 and $1,629, respectively.

7.     Floor Plan Notes Payable

      The Company finances the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with various lenders. The Company makes monthly interest payments on the amount financed, but is not required to make loan principal repayments prior to the sale of new and used vehicles. Outstanding borrowings under floor plan financing arrangements amounted to $586,620 and $648,003 as of December 31, 2001 and 2000, respectively. The floor plan agreements grant a security interest in substantially all of the assets of the Company’s dealership subsidiaries, and require repayment after a vehicle’s sale. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates. Floor plan interest expense for the years ended December 31, 2001, 2000 and 1999 was $40,280, $40,564 and $26,756, respectively. The weighted average interest rate on floor plan borrowings was 5.60%, 7.92% and 7.33% for the years ended

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2001, 2000 and 1999, respectively. The Company receives non-refundable credits from its vehicle manufacturers, which are treated as a reduction of cost of goods sold. Floor plan assistance was $30,639, $29,422 and $24,352 during the years ended December 31, 2001, 2000 and 1999, respectively.

8.     Long-Term Debt

      Long-term debt consisted of the following:

	December 31,

	2001	2000

Credit Agreement — Revolving Loans, weighted average interest — 6.25% and 8.39% at December 31, 2001 and 2000, respectively	$380,500	$204,595
Credit Agreement — Term Loans, weighted average interest — 7.25% and 9.20% at December 31, 2001 and 2000, respectively	161,000	186,000
Seller financed promissory notes payable through 2002, weighted average interest — 7.63% and 6.60% at December 31, 2001 and 2000, respectively	6,634	15,492
Term loans, weighted average interest — 6.12% and 6.95% at December 31, 2001 and 2000, respectively	3,243	5,151
11% Series A and B Senior Subordinated Notes due 2007	3,650	3,650
Capitalized lease obligations	823	4,007

Total long-term debt	555,850	418,895
Less: Current portion	4,202	41,456

Net long-term debt	$551,648	$377,439

      Scheduled maturities of long-term debt for each of the next five years and thereafter are as follows:

2002	$4,202
2003	26,561
2004	1,404
2005	25,995
2006	791
2007 and thereafter	496,897

Total long-term debt	$555,850

      The Company’s Credit Agreement, dated as of August 3, 1999, as amended and restated (the “Credit Agreement”), provides for up to $770,000 in revolving loans to be used for acquisitions, working capital, the repurchase of common stock and general corporate purposes, as well as a $50,000 standby letter of credit facility. In addition, the Credit Agreement provided for up to $186,000 to be used to repurchase the Company’s 11% Senior Subordinated Notes due 2007 (the “New Notes”). Pursuant to the terms of the Credit Agreement, the Company repaid $25,000 in 2001, resulting in a permanent reduction in the term loans under the Credit Agreement relating to the refinancing of the New Notes. Loans under the Credit Agreement bear interest between LIBOR plus 2.00% and LIBOR plus 3.00%. Outstanding letters of credit under the Credit Agreement as of December 31, 2001 amounted to $27,824. The Credit Agreement replaced the Company’s previous bank borrowing facility, which was terminated upon the effective date of the Credit

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Agreement. The Company incurred an extraordinary charge during 1999 of $494 ($0.02 per diluted share), net of income taxes of $396, resulting from the write-off of unamortized deferred financing costs relating to the Company’s previous bank borrowing facility.

      The Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by the Company’s domestic automotive dealership subsidiaries and contains a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, the Company is required to comply with specified ratios and tests, including debt to equity and minimum working capital covenants. The Credit Agreement also contains typical events of default including change of control and non-payment of obligations. Substantially all of the Company’s assets are subject to security interests granted to lenders under the Credit Agreement.

      In October 2001, we entered into swap agreements of approximately four years duration pursuant to which a notional $400,000 of our floating rate debt was exchanged for fixed rate debt. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 4.23%. During 2000, we entered into a swap agreement of five years duration pursuant to which a notional $200,000 of our floating rate debt was exchanged for fixed rate debt for five years. The fixed rate interest to be paid by us is based on LIBOR and amounts to approximately 7.15%. The swaps have been designated as cash flow hedges of future interest payments of the Company’s LIBOR based borrowings. The swaps have been designated as hedges of the Company’s floor plan borrowings and Credit Agreement.

      During 1997, the Company issued $200,000 aggregate principal amount of New Notes. The indentures governing the New Notes require the Company to comply with specified debt service coverage ratio levels in order to incur incremental indebtedness. Such indentures also limit the Company’s ability to pay dividends based on a formula which takes into account, among other things, the Company’s consolidated net income, and contain other covenants which restrict the Company’s ability to purchase capital stock, incur liens, sell assets and enter into other transactions. The indentures governing the New Notes further require the Company to offer to purchase all of the then outstanding New Notes at a purchase price in cash equal to 101% of their principal amount in the event of a change in control, as defined. During 2000, the beneficial interest of Penske Capital Partners and certain affiliated entities exceeded 40%, which, pursuant to the indentures, was deemed to be a change in control. As a result, the Company made an offer to purchase the outstanding New Notes. The tender resulted in the repurchase and retirement of $147,350 face value of New Notes. The Company recorded a $3,969 loss ($0.14 per diluted share), net of $3,118 of tax, relating to the redemption premium paid for the New Notes and the write-off of unamortized deferred financing costs. During 1999, the Company repurchased and retired $49,000 of the New Notes. As a result, the Company recorded an extraordinary gain of $1,226 ($0.04 per diluted share), net of $1,001 of tax. The New Notes are fully and unconditionally guaranteed on a joint and several basis by the Company’s auto dealership subsidiaries.

      As noted, the Credit Agreement and the New Notes are fully and unconditionally guaranteed on a joint and several basis by the Company’s domestic automotive dealership subsidiaries (the “Note Guarantors”). Separate financial information of the Note Guarantors has been omitted because the Company is a holding company with no independent operations.

9.     Operating Lease Obligations

      The Company leases its dealership facilities and corporate offices under non-cancelable operating lease agreements with expiration dates through 2026, including all option periods available to the Company. The Company’s lease arrangements typically allow for a base term with options for extension in the Company’s favor and include escalation clauses tied to the Consumer Price Index.

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Minimum future rental payments required under non-cancelable operating leases in effect as of December 31, 2001 follow:

2002	$57,052
2003	56,297
2004	56,017
2005	54,539
2006	52,637
2007 and thereafter	448,733

$725,275

      Rent expense for the years ended December 31, 2001, 2000 and 1999 amounted to $45,448, $33,034 and $27,544, respectively. A number of the dealership leases are with former owners who continue to operate the dealerships as employees of the Company or with other affiliated entities. Of the total rental payments, $12,954, $5,575 and $8,466, respectively, were made to related parties during 2001, 2000, and 1999, respectively.

10.     Related Party Transactions

      As discussed in Note 7, the Company is the tenant under a number of non-cancelable lease agreements with employees of the Company and certain other affiliated entities. The terms of the leases with the former owners were negotiated prior to acquisition and the Company believes all such leases are on terms no less favorable to the Company than would be obtained through arm’s-length negotiations with unaffiliated third parties. The Company is also a tenant under a number of non-cancelable lease agreements with Automotive Group Realty, LLC (“AGR”). AGR is a wholly-owned subsidiary of Penske Corporation. The Company paid AGR $5,753 and $1,260 under such lease agreements during the years ended December 31, 2001 and 2000, respectively. In addition, the Company sold AGR real property and improvements for $20,870 and $23,365 during 2001 and 2000, respectively, which were subsequently leased by AGR to the Company. Sales of real property are valued at a price which was either independently confirmed by a third party appraiser, or at the price paid by the Company to an independent third party. Improvements are sold for the Company’s cost. All sale-leaseback transactions with AGR have been consummated at the Company’s net book-value, and the resulting leases are being accounted for as operating leases. The Company believes that the terms of these transactions are no less favorable than the terms available from unaffiliated third parties negotiated on an arm’s length basis.

      The Company is party to operating agreements with Roger S. Penske, Jr., the son of Roger S. Penske, the Company’s Chairman and Chief Executive Officer, reflecting (a) the ownership by Mr. Penske, Jr. of 10% of HBL, LLC and the ownership by the Company of the remaining 90% of HBL, LLC and (b) the ownership by Mr. Penske, Jr. of 4.7% of United Auto do Brasil, Ltda. and by the Company of 90.6% of United Auto do Brasil, Ltda. In 2000, the Company contributed approximately $3,571 for its 90.6% interest in United Auto do Brasil, Ltda. and Mr. Penske, Jr. contributed approximately $185 for his 4.7% interest in United Auto do Brasil, Ltda. In 2001, Mr. Penske, Jr. contributed approximately $7,229 for his 10% interest in HBL, LLC and the Company contributed $65,064 for its 90% interest in HBL, LLC. Prior to December 31, 2001, Mr. Penske, Jr. owned 20% of UAG Cerritos, LLC. On December 31, 2001, the Company purchased Mr. Penske Jr.’s 20% interest in UAG Cerritos, LLC for $1,838. From time to time, the Company provides these subsidiaries with working capital and other debt financing at costs that are comparable to the costs charged by the Company to its other subsidiaries.

      In prior years, the Company entered into management agreements at certain dealerships for which the closing of the acquisition of such dealerships awaited final manufacturer approval. Pursuant to such

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

management agreements, the Company was paid a monthly fee for managing all aspects of the dealerships’ operations. Aggregate income relating to such management fees of $2,571 for the year ended December 31, 1999 has been included in other income (expense), net in the accompanying consolidated statement of operations.

      From time to time, the Company pays and/or receives fees from Penske Corporation and its affiliates for services rendered in the normal course of business, including rents paid to AGR. These transactions reflect the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions are on terms at least as favorable as those which could be obtained from an unrelated third party. Aggregate payments relating to such transactions amounted to $9,798, $3,721 and $311 for the years ended December 31, 2001, 2000 and 1999, respectively.

      From time to time, the Company paid and/or received fees from Trace International Holdings, Inc. and its affiliates for services rendered in the normal course of business. The Company no longer engages in such transactions. These transactions reflected the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions were on terms at least as favorable as those which would have been obtained from an unrelated third party. Aggregate payments relating to such transactions amounted to $131 for the year ended December 31, 1999.

      The Company has previously agreed to enter into an operating agreement with Lucio A. Noto, a director of the Company, which provides that an entity in which Mr. Noto has an interest will own 20% of UAG Connecticut, LLC. The Company will own the remaining 80% of UAG Connecticut, LLC. The Company purchased the operating assets (excluding real property) of UAG Connecticut, LLC in October 2000 for approximately $26,789. Mr. Noto’s entity will pay approximately $5,358 for its 20% interest in UAG Connecticut, LLC, which represents 20% of the consideration paid by the Company inclusive of assets acquired and goodwill paid. The payment will be made as follows: $1,184 upon closing and the remaining $4,174 in quarterly payments over twenty years at an interest rate equal to LIBOR plus 2.25%. The payments due will be offset from permitted periodic cash distributions to Mr. Noto’s entity by UAG Connecticut, LLC. The transaction is subject to approval by the manufacturers.

11.     Stock Compensation Plans

      The Company’s Board of Directors and stockholders adopted a Stock Option Plan pursuant to which all full-time employees of the Company and its subsidiaries and affiliates are eligible to receive stock options. During 2001, the Company granted options to purchase 466,000 shares of Common Stock at the fair market value of the Common Stock on the grant date. Options granted under the Stock Option Plan have a ten year life and typically vest on a pro-rata basis over three or five years. As of December 31, 2001, the aggregate number of shares of Common Stock for which stock options may be granted under the Stock Option Plan is 3,000,838. As of December 31, 2001, 581,080 shares of Common Stock were available for the grant of options under the Stock Option Plan. Presented below is a summary of the status of stock options held by eligible employees during 2001, 2000 and 1999:

	2001		2000		1999

		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
Stock Options	Shares	Price	Shares	Price	Shares	Price

Options outstanding at beginning of year	2,020,147	$13.63	1,431,794	$15.16	1,227,390	$18.06
Granted	466,000	9.78	588,353	9.89	332,790	7.23
Exercised	268,588	11.14	—	—	—	—
Forfeited	401,815	18.96	—	—	128,386	20.25

Options outstanding at end of year	1,815,744	$11.82	2,020,147	$13.63	1,431,794	$15.16

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the status of stock options outstanding and exercisable at January 1, 2002:

		Weighted	Weighted		Weighted
Range of	Stock	Average	Average	Stock	Average
Exercise	Options	Remaining	Exercise	Options	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$7 to $13	1,243,055	7.97	$9.21	353,154	$9.10
13 to 30	572,689	6.50	17.49	407,587	17.54

	1,815,744			760,741

      The Company has adopted the disclosure only provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation (“SFAS 123”). Had the Company elected to recognize compensation expense for stock options based on the fair value at the grant dates of awards, income before extraordinary item and income before extraordinary item per diluted common share would have been as follows (unaudited):

	Year Ended December 31,

	2001	2000	1999

Income before extraordinary item	$42,754	$32,032	$24,516
Income before extraordinary item per diluted common share	1.25	1.09	0.92

      The weighted average fair value of the Company’s stock options was calculated using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: no dividend yield; expected volatility of 38.5% in 2001, 40.3% in 2000 and 49.7% in 1999; risk-free interest rate of 5.5% in 2001, 7.75% in 2000 and 8.00% in 1999; and expected lives of five years. The weighted average fair value of options granted during the years ended December 31, 2001, 2000 and 1999 is $4.15, $4.67 and $3.85 per share, respectively.

      In connection with the Securities Purchase Agreement, the Company issued 800,000 options during 1999 to purchase Common Stock with an exercise price of $10.00 per share. The Company recorded $2,250 in compensation expense during 1999 relating to the issuance of such options.

12.     Stockholders’ Equity

      In September 2001, the Company announced that its Board of Directors authorized the repurchase of up to three million shares of the Company’s outstanding stock. Pursuant to such authorization, the Company repurchased 387,092 shares during 2001 through open market purchases and negotiated transactions at an aggregate cost of $5,790. During 2000 and 1999, the Company completed the repurchase of 2,990,856 shares through open market purchases and negotiated transactions at an aggregate cost of $27,168.

      In February 2001, we issued 1,302,326 shares of voting common stock to Mitsui & Co., Ltd. and Mitsui & Co. (U.S.A.), Inc. in a private placement for $10.75 per share (the “Mitsui Transaction”). Aggregate proceeds, amounting to $14.0 million, were used to reduce debt.

      In December 2000, the Company issued 2,139,535 shares of Common Stock to Penske Corporation in a private placement for $10.75 per share. Aggregate proceeds, amounting to $23,000, were used to reduce debt. In addition, the Company’s Third Restated Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares in December 2000.

      The shares of Series A preferred stock and Series B preferred stock entitle International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (collectively, the “PCP Entities”) to dividends at a rate of 6.5% per year. The dividends were payable in kind for the first two years after issuance and are

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

currently payable in cash. The Series A preferred stock is convertible into an aggregate of 8,794,171 shares of common stock and the Series B preferred stock is convertible into an aggregate of 648,588 shares of non-voting common stock (in each case, after giving effect to payable in kind dividends). We are entitled under some circumstances to redeem the preferred stock after May 3, 2002, for an amount per share equal to the liquidation preference. The liquidation preference is currently $10,000 per share plus accrued and unpaid dividends. Actual cash dividends payable relating to dividends earned during fiscal 2001 in connection with the preferred stock totaled $3.1 million. Beginning in fiscal 2002, the aggregate annual cash dividends payable by us are expected to total $6.1 million. Funding for such dividends is expected to come from cash flow from operations and working capital borrowings under our credit agreement.

      The warrants, as originally issued to the PCP Entities, were exercisable at a price of $12.50 per share until February 3, 2002, and $15.50 per share thereafter until May 2, 2004. Pursuant to the anti-dilution provisions of the warrants and as a result of the sale of equity to Mitsui & Co. in 2001, (a) the number of warrants to purchase common stock was increased from 3,898,665 shares to 3,915,580 shares, (b) the number of warrants to purchase non-voting common stock was increased from 1,101,335 shares to 1,106,113 shares, and (c) the warrant exercise price was lowered from $12.50 to $12.45. On February 1, 2002, the PCP Entities exercised the warrants in full and paid us the full exercise price of $62.5 million. The proceeds of the warrant exercise will be used for general working capital purposes which may include acquisitions. Pending such use, the proceeds will be used to pay down indebtedness.

13.     Income Taxes

      The income tax provision relating to income from continuing operations consisted of the following:

	Year Ended December 31,

	2001	2000	1999

Current:
Federal	$16,497	$11,868	$6,092
State and local	5,415	3,249	3,303
Foreign	4	442	964

Total current	21,916	15,559	10,359

Deferred:
Federal	10,214	9,397	9,085
State and local	2,080	1,255	517
Foreign	252	245	405

Total deferred	12,546	10,897	10,007

Income tax provision relating to continuing operations	$34,462	$26,456	$20,366

      The income tax provision relating to income from continuing operations varied from the U.S. federal statutory income tax rate due to the following:

	Year Ended December 31,

	2001	2000	1999

Income tax provision at the federal statutory rate of 35%	$27,729	$21,293	$16,113
State and local income taxes, net of federal benefit	4,830	2,920	2,451
Non-deductible amortization of goodwill	2,393	1,864	1,330
Other	(490)	379	472

Income tax provision relating to continuing operations	$34,462	$26,456	$20,366

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of deferred tax assets and liabilities at December 31, 2001 and 2000 were as follows:

	2001	2000

Deferred Tax Assets
Accrued liabilities	$8,056	$7,567
Derivative instruments	5,547	—
Net operating loss carryforwards	1,162	2,565
Capital loss carryforwards	41	3,031
Other	1,491	3,020

Total deferred tax assets	16,297	16,183
Valuation allowance	—	(1,490)

Net deferred tax assets	16,297	14,693

Deferred Tax Liabilities
Depreciation and amortization	(29,915)	(19,021)
Partnership investments	(16,439)	(17,440)

Total deferred tax liabilities	(46,354)	(36,461)

Net deferred tax liabilities	$(30,057)	$(21,768)

      At December 31, 2001, the Company has $35,691 of state net operating loss carryforwards that expire at various dates through 2021.

14.     Supplemental Cash Flow Information

      The following table presents supplementary cash flow information:

	2001	2000	1999

Cash paid interest	$79,229	$73,723	$55,153
Cash paid income taxes	25,461	14,014	9,587
Non-cash financing and investing activities:
Dealership acquisition costs financed by issuance of stock	5,000	10,098	—
Dealership acquisition cost financed by long-term debt	5,550	10,550	1,500

15.     Summary of Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

2001
Total revenues	$1,315,172	$1,529,066	$1,506,051	$1,491,904
Gross profit	183,362	209,610	212,001	210,379
Net income	6,570	13,406	13,488	11,282
Net income per diluted common share	$0.21	$0.40	$0.38	$0.32

UNITED AUTO GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	First	Second	Third	Fourth
	Quarter	Quarter(1)	Quarter	Quarter

2000
Total revenues	$1,037,928	$1,114,033	$1,244,002	$1,159,937
Gross profit	143,824	157,211	173,360	168,351
Net income	5,640	7,095	11,179	6,117
Net income per diluted common share	$0.19	$0.24	$0.40	$0.21

(1)	As discussed in Note 6, the Company recorded a $3,969 extraordinary loss in the second quarter of 2000.

      The per share amounts are calculated independently for each of the quarters presented. The sum of the quarters may not equal the full year per share amounts.

16.     Subsequent Event

      In February 2002, the PCP Entities exercised the Warrants for $62,520. As a result, the Company issued 3,915,580 shares of Common Stock and 1,106,113 shares of Non-Voting Common Stock. In March 2002, the Company completed the sale of 3,000,000 shares of voting common stock to the public for $22.00 per share and issued $300.0 million of Senior Subordinated Notes due 2012. The notes bear interest at 9.625% per annum. Net proceeds of $416.4 million from these transactions was used to repay indebtedness under the Company’s credit agreement.

17.  Condensed Consolidating Financial Information

      The $300,000 of senior subordinated notes due 2012 were issued pursuant to Rule 144A and Regulation S. The notes are unsecured senior subordinated notes and will rank behind all of our existing and future senior debt, including debt under our credit agreement. The notes are guaranteed on a full and unconditional and joint and several basis by substantially all of our domestic subsidiaries on a senior subordinated basis. We are able to redeem all or some of the notes at our option beginning in 2007 at specified redemption prices. In addition, until 2005 we are allowed to redeem up to 35% of the notes with the net cash proceeds from specified public equity offerings. Upon a change of control each holder of notes is able to require us to repurchase all or some of the notes at a redemption price of 101% of the principal amount of the notes. The notes also contain customary negative covenants and events of default. We intend to issue $300,000 of senior subordinated notes pursuant to a registered offering in exchange for the $300,000 senior subordinated notes issued in March 2002. These New Notes will have identical terms to the notes issued in March.

      The following tables include condensed consolidating financial information as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 for United Auto Group, Inc. (as the issuer), the wholly-owned subsidiary guarantors, the non-wholly owned subsidiary guarantors, and the non-guarantor subsidiaries (primarily representing foreign entities). The condensed consolidating financial information includes certain allocations of corporate balance sheet, income statement and cash flow items, which are not necessarily indicative of the financial position, results of operations and cash flows that these entities would have realized on a stand alone basis.

UNITED AUTO GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	Year Ended December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total revenues	$5,870,254	$—	$—	$5,394,019	$187,211	$289,024
Cost of sales	5,054,902	—	—	4,638,429	159,989	256,484

Gross profit	815,352	—	—	755,590	27,222	32,540
Selling, general and administrative expenses	661,089	—	6,973	602,063	20,828	31,225

Operating income	154,263	—	(6,973)	153,527	6,394	1,315
Floor plan interest expense	(40,274)	—	—	(38,253)	(592)	(1,429)
Other interest expense	(34,762)	—	—	(28,309)	(3,715)	(2,738)
Equity in earnings of subsidiaries	—	(48,685)	48,685	—	—	—

Income from continuing operations before minority interests and income tax provision	79,227	(48,685)	41,712	86,965	2,087	(2,852)
Minority interests	(815)	—	—	—	—	(815)
Income tax provision	(34,462)	—	3,033	(37,337)	(1,353)	1,195

Income from continuing operations	43,950	(48,685)	44,745	49,628	734	(2,472)
Income from discontinued operations, net of income taxes	795	—	—	461	—	334

Net income (loss)	44,745	(48,685)	44,745	50,089	734	(2,138)
Preferred dividends	(8,290)	—	(8,290)	—	—	—

Income available to common stockholders	$36,455	$(48,685)	$36,455	$50,089	$734	$(2,138)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Cash and cash equivalents	$2,952	$—	$417	$2,535	$—	$—
Accounts receivable, net	239,610	—	—	211,558	10,626	17,426
Inventories	611,889	—	—	568,289	20,336	23,264
Other current assets	16,081	—	4,014	10,942	347	778

Total current assets	870,532	—	4,431	793,224	31,309	41,468
Property and equipment, net	181,290	—	1,493	168,198	753	10,846
Intangible assets, net	772,737	—	—	692,451	63,030	17,256
Assets of discontinued operations	66,624	—	—	43,336	—	23,288
Other assets	55,393	(358,634)	376,999	25,780	868	10,380

Total assets	$1,946,576	$(358,634)	$382,923	$1,723,089	$95,960	$103,238

Floor plan notes payable	$586,620	$—	$—	$536,708	$19,022	$30,890
Accounts payable	73,781	—	1,972	66,046	3,293	2,470
Accrued expenses	83,949	—	3,337	69,812	6,412	4,388
Current portion of long-term debt	4,202	—	—	4,202	—	—

Total current liabilities	748,552	—	5,309	676,768	28,727	37,748
Long-term debt	551,648	—	—	446,266	71,318	34,064
Other long-term liabilities	92,774	—	—	91,279	1,095	400
Liabilities of discontinued operations	37,919	—	—	22,227	—	15,692

Total liabilities	1,430,893	—	5,309	1,236,540	101,140	87,904

Total stockholders’ equity	515,683	(358,634)	377,614	486,549	(5,180)	15,334

Total liabilities and stockholders’ equity	$1,946,576	$(358,634)	$382,923	$1,723,089	$95,960	$103,238

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2001

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$70,667	$—	$(4,003)	$77,526	$1,876	$(4,732)

Investing activities:
Purchase of equipment and improvements	(82,013)	—	(189)	(78,362)	(598)	(2,864)
Dealership acquisitions, net of cash acquired	(138,389)	—	—	(137,964)	731	(1,156)

Net cash provided by (used in) investing activities	(220,402)	—	(189)	(216,326)	133	(4,020)

Financing activities:
Proceeds from borrowings of long-term debt	289,407	—	—	285,501	3,906	—
Payments of long-term debt and capital leases	(155,002)	—	—	(161,725)	—	6,723
Proceeds from issuance of common stock	18,822	—	—	18,823	—	—
Distributions to (from) Parent	—	—	10,275	(2,755)	(5,915)	(1,605)
Repurchase of common stock	(5,790)	—	(5,790)	—	—	—

Net cash provided by (used in) financing activities	147,437	—	4,485	139,844	(2,009)	5,118

Net cash distributed by discontinued operations	160	—	—	(3,474)	—	3,634

Net increase (decrease) in cash and cash equivalents	(2,138)	—	293	(2,430)	—	—
Cash and cash equivalents, beginning of year	5,090	—	124	4,965	—	—

Cash and cash equivalents, end of year	$2,952	$—	$417	$2,535	$—	$—

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Year Ended December 31, 2000

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$4,555,900	$—	$—	$4,337,380	$—	$218,520
Cost of Sales	3,913,154	—	—	3,723,163	—	189,987

Gross Profit	642,746	—	—	614,213	—	28,533
Selling, general, and administrative expenses	508,607	—	5,657	477,811	—	25,139

Operating income	134,139	—	(5,657)	136,402	—	3,394
Floor plan interest expense	(40,569)	—	—	(38,977)	—	(1,592)
Other interest expense	(32,734)	—	—	(30,340)	—	(2,394)
Equity in earnings of subsidiaries	—	(33,227)	33,227	—	—	—

Income from continuing operations before minority interests, income tax provision and extraordinary item	60,836	(33,227)	27,570	67,085	—	(592)
Minority interests	(512)	—	—	—	—	(512)
Income tax provision	(26,456)	14,451	(11,990)	(29,174)	—	257

Income from continuing operations	33,868	(18,776)	15,580	37,911	—	(847)
Income from discontinued operations, net of income taxes	132	—	—	(197)	—	329

Income before extraordinary item	34,000	(18,776)	15,580	37,714	—	(518)
Extraordinary item, net of income taxes	(3,969)	—	—	(3,969)	—	—

Net income (loss)	30,031	(18,776)	15,580	33,745	—	(518)
Preferred dividends	(4,471)	—	(4,471)	—	—	—

Income available to common stockholders	$25,560	$(18,776)	$11,109	$33,745	$—	$(518)

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2000

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Cash and cash equivalents	$5,090	$—	$124	$4,965	$—	$—
Accounts receivable, net	178,145	—	—	161,559	—	16,587
Inventories	697,034	—	—	663,729	—	33,305
Other current assets	15,050	—	1,109	12,890	—	1,051

Total current assets	895,319	—	1,233	843,143	—	50,943
Property and equipment, net	103,746	—	2,065	95,585	—	6,096
Intangible assets, net	653,098	—	—	636,523	—	16,575
Assets of discontinued operations	71,125	—	—	47,786	—	23,339
Other assets	39,407	(278,455)	296,041	13,362	—	8,459

Total assets	$1,762,695	$(278,455)	$299,339	$1,636,399	$—	$105,412

Floor plan notes payable	$648,003	$—	$—	$610,636	$—	$37,367
Accounts payable	52,509	—	1,989	43,397	—	7,123
Accrued expenses	70,575	—	1,238	65,561	—	3,776
Current portion of long-term debt	41,456	—	—	41,456	—	—

Total current liabilities	812,543	—	3,227	761,050	—	48,266
Long-term debt	377,439	—	—	350,098	—	27,341
Other long-term liabilities	64,592	—	—	64,412	—	180
Liabilities of discontinued operations	46,451	—	—	30,121	—	16,330

Total liabilities	1,301,025	—	3,227	1,205,683	—	92,117

Total stockholders’ equity	461,670	(278,455)	296,112	430,718	—	13,295

Total liabilities and stockholders’ equity	$1,762,695	$(278,455)	$299,339	$1,636,399	$—	$105,412

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2000

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$45,364	$—	$(1,917)	$48,827	$—	$(1,546)

Investing Activities:
Purchase of equipment and improvements	(36,696)	—	(846)	(32,138)	—	(3,712)
Dealership acquisitions, net of cash acquired	(197,148)	—	—	(195,013)	—	(2,135)

Net cash used in investing activities	(233,844)	—	(846)	(227,151)	—	(5,847)

Financing Activities:
Proceeds from borrowings of long-term debt	339,449	—	—	339,449	—	—
Payments of long-term debt and capital leases	(159,716)	—	—	(166,762)	—	7,046
Proceeds from issuance of common stock	16,852	—	—	16,852	—	—
Distributions to (from) Parent	—	—	17,545	(15,940)	—	(1,605)
Repurchase of common stock	(26,176)	—	(26,176)	—	—	—

Net cash provided by (used in) financing activities	170,409	—	(8,631)	173,599	—	5,441

Net cash distributed by discontinued operations	2,868	—	—	1,659	—	1,210

Net decrease in cash and cash equivalents	(15,203)	—	(11,394)	(3,066)	—	(742)
Cash and cash equivalents, beginning of year	20,293	—	11,518	8,031	—	742

Cash and cash equivalents, end of year	$5,090	$—	$124	$4,965	$—	$—

UNITED AUTO GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF INCOME

	Year Ended December 31, 1999

					Non-Wholly
					Owned	Non-
	Total		United Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Total Revenues	$3,765,534	$—	$—	$3,604,265	$—	$161,269
Cost of Sales	3,245,026	—	—	3,106,197	—	138,829

Gross Profit	520,508	—	—	498,068	—	22,440
Selling, general, and administrative expenses	421,025	—	3,418	399,554	—	18,053

Operating income	99,483	—	(3,418)	98,514	—	4,387
Floor plan interest expense	(26,756)	—	—	(25,716)	—	(1,040)
Other interest expense	(29,260)	—	—	(27,040)	—	(2,220)
Other income (expense), net	2,571	—	—	2,571	—	—
Equity in earnings of subsidiaries	—	(29,419)	29,419	—	—	—

Income from continuing operations before minority interests, income tax provision and extraordinary item	46,038	(29,419)	26,001	48,329	—	1,127
Minority interests	(722)	—	—	—	—	(722)
Income tax provision	(20,366)	13,014	(11,502)	(21,379)	—	(499)

Income from continuing operations	24,950	(16,405)	14,499	26,950	—	(94)
Income from discontinued operations, net of income taxes	1,806	—	—	1,199	—	607

Income before extraordinary item	26,756	(16,405)	14,499	28,149	—	513
Extraordinary item, net of income taxes	732	—	—	732	—	—

Net income (loss)	27,488	(16,405)	14,499	28,881	—	513
Preferred dividends	(2,572)	—	(2,572)	—	—	—

Income available to common stockholders	$24,916	$(16,405)	$11,927	$28,881	$—	$513

UNITED AUTO GROUP, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 1999

					Non-Wholly
			United		Owned	Non-
	Total		Auto	Guarantor	Guarantor	Guarantor
	Company	Eliminations	Group, Inc.	Subsidiaries	Subsidiaries	Subsidiaries

	(Dollars in thousands)
Net cash provided by (used in) operating activities	$43,472	$—	$194	$41,621	$—	$1,657

Investing Activities:
Purchase of equipment and improvements	(21,403)	—	(367)	(20,129)	—	(907)
Dealership acquisitions, net of cash acquired	(28,251)	—	—	(28,174)	—	(77)

Net cash used in investing activities	(49,654)	—	(367)	(48,303)	—	(984)

Financing Activities:
Proceeds from borrowings of long-term debt	65,000	—	—	65,000	—	—
Payments of long-term debt and capital leases	(159,242)	—	—	(162,577)	—	3,335
Proceeds from issuance of common stock, preferred stock and warrants	76,679	—	—	76,679	—	—
Distributions to (from) Parent	—	—	(8,930)	20,688	—	(11,758)
Repurchase of common stock	(992)	—	(992)	—	—	—
Deferred financing costs	(227)	—	(227)	—	—	—

Net cash provided by (used in) financing activities	(18,782)	—	(10,149)	(210)	—	(8,423)

Net cash distributed by discontinued operations	7,850	—	—	(642)	—	8,492

Net decrease in cash and cash equivalents	(17,114)	—	(10,322)	(7,534)	—	742
Cash and cash equivalents, beginning of year	37,407	—	21,615	15,792	—	—

Cash and cash equivalents, end of year	$20,293	$—	$11,293	$8,258	$—	$742

HBL, LLC

BALANCE SHEETS

	September 30,	December 31,
	2002	2001

	(unaudited)

	(In thousands)
ASSETS
Cash and cash equivalents	$—	$—
Accounts receivable, net	7,828	10,626
Inventories	17,908	20,336
Other current assets	407	347

Total current assets	26,143	31,309
Property and equipment, net	5,735	753
Intangible assets, net	63,030	63,030
Due from Parent	—	866
Other assets	2	2

Total Assets	$94,910	$95,960

LIABILITIES AND MEMBERS’ CAPITAL
Floor plan notes payable	$15,804	$19,022
Accounts payable	2,517	3,293
Accrued expenses	2,509	6,413

Total current liabilities	20,830	28,728
Long-term debt	71,391	71,318
Other long-term liabilities	6,431	1,095

Total Liabilities	98,652	101,141

Commitments and contingent liabilities
Members’ Capital
Members’ Capital	(3,742)	(5,181)

Total Members’ Capital	(3,742)	(5,181)

Total Liabilities and Members’ Capital	$94,910	$95,960

See Notes to Financial Statements.

HBL, LLC

STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months	Seven Months
	September 30		Ended	Ended
			September 30,	September 30,
	2002	2001	2002	2001

	(unaudited)
	(In thousands)
New vehicle sales	$27,132	$30,834	$81,608	$73,763
Used vehicle sales	12,024	11,923	38,155	30,295
Finance and insurance	738	1,121	2,472	3,083
Service and parts	6,259	6,066	19,096	14,363
Fleet sales	—	—	3,271	—
Wholesale	3,077	3,312	9,566	7,475

Total revenues	49,230	53,256	154,168	128,979
Cost of sales	42,161	45,246	131,744	109,748

Gross profit	7,069	8,010	22,424	19,231
Selling, general and administrative expenses	5,337	5,876	16,231	14,050

Operating income	1,732	2,134	6,193	5,181
Floor plan interest expense	(107)	(166)	(360)	(461)
Other interest expense	(763)	(782)	(2,251)	(1,889)

Income before income tax provision	862	1,186	3,582	2,831
Income tax provision	—	—	—	—

Net income	$862	$1,186	$3,582	$2,831

See Notes to Financial Statements.

HBL, INC.

STATEMENT OF OPERATIONS

Two Months
Ended
February 28,
2001

(In thousands)
Sales	$31,756
Subrental income	—
Interest income	22
Other income	(5)

Total revenues	31,773

Cost of sales	26,921
Selling, general and administrative	3,683
Interest	168
Depreciation	72

Total costs and expenses	30,844

Income before bonuses and taxes	929
Bonuses	4,099

Loss before income taxes	(3,170)
Income tax provision (benefit)	(1,173)

Net loss	$(1,997)

See Notes to Financial Statements.

HBL, LLC

STATEMENTS OF CASH FLOWS

	Nine Months	Seven Months
	Ended	Ended
	September 30,	September 30,
	2002	2001

	(unaudited)
	(In thousands)
Operating Activities:
Net income	$3,582	$2,831
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	108	1,020
Changes in operating assets and liabilities:
Accounts receivable	2,796	1,655
Inventories	2,428	(2,479)
Floor plan notes payable	(3,768)	2,235
Accounts payable and accrued expenses	(4,674)	(2,504)
Other	6,687	(4,100)

Net cash provided by (used in) operating activities	7,159	(1,342)

Investing Activities:
Purchase of equipment and improvements	(5,091)	1,581
Cash received as part of the acquisition	—	731

Net cash provided by (used in) investing activities	(5,091)	2,312

Financing Activities:
Distributions to Members	(2,143)	(4,304)
Additional borrowings	75	3,906

Net cash provided by (used in) financing activities	(2,068)	(398)

Net increase in cash and cash equivalents	—	572
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$572

See Notes to Financial Statements

HBL, INC.

STATEMENT OF CASH FLOWS

Two Months
Ended
February 28,
2001

(In thousands)
Operating Activities:
Net loss	$(1,997)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	72
Deferred income taxes	(1,484)
Loss on disposal of property and equipment	9
Changes in operating assets and liabilities:
Accounts receivable, net	1,381
Inventories	(4)
Accounts payable and accrued expenses	3,643
Other	(4)

Net cash provided by operating activities	1,616

Investing Activities:
Purchases of property and equipment	(13)
Decrease in finance receivables	134
Increase in advances to/from affiliates	(99)

Net cash provided by investing activities	22

Financing Activities:
Net decrease in floor plan notes payable	(1,540)

Net cash used in financing activities	(1,540)

Net increase in cash and cash equivalents	98
Cash and cash equivalents, beginning of period	633

Cash and cash equivalents, end of period	$731

See Notes to Financial Statements

HBL, LLC

STATEMENT OF MEMBERS’ CAPITAL

Members’
Capital

(unaudited)
(In thousands)
Balances, January 1, 2002	$(5,181)
Distributions to Members	(2,143)
Net income	3,582

Balances, September 30, 2002	$(3,742)

See Notes to Financial Statements.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS

(Dollars in Thousands)
(Unaudited)

1.     Organization and Summary of Significant Accounting Policies

      HBL, LLC, formerly known as HBL, Inc. (“HBL” or the “Company”), is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service and parts, finance and insurance products and other aftermarket products. The Company operates the dealership under franchise agreements with 4 automotive manufacturers, including Mercedes-Benz, Audi, Porsche and Land Rover (See Note 3). In accordance with the individual franchise agreements, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealership, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

      HBL, a Delaware limited liability company, is a majority owned subsidiary of HBL Holdings, Inc. (“Holdings”), a Delaware corporation that is a wholly owned subsidiary of Lantzsch-Andreas Enterprises, Inc. (“LAE”). LAE is a wholly owned subsidiary of United Auto Group, Inc. (“UAG”), which UAG acquired on March 1, 2001 for $67.4 million (the “Acquisition”). During the period from March 1, 2001 through December 30, 2001, the operations of the franchises currently owned and operated by HBL were owned and operated by Holdings, which had no assets and liabilities other than those relating to the automobile franchises. On December 31, 2001, Holdings formed HBL, LLC and contributed all of its assets and liabilities to HBL, LLC. Concurrent with the contribution of assets and liabilities to HBL, LLC, Holdings sold a 10% member interest in HBL, LLC to Roger Penske Jr. for $7.2 million. HBL is operated pursuant to an operating agreement dated as of December 31, 2001 (the “Operating Agreement”) between UAG and Roger Penske Jr.

Basis of Presentation

      The information presented as of September 30, 2002 and for the nine month period ended June 30, 2002 and the seven months ended September 30, 2001 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the management of HBL believes to be necessary for the fair presentation of results for the periods presented. The results for the interim periods are not necessarily indicative of results to be expected for the year. These condensed financial statements should be read in conjunction with HBL’s audited financial statements included elsewhere herein.

      As discussed above, UAG acquired HBL on March 1, 2001. Operating results, financial position and cash flows for the period prior to the formation of HBL reflect the operating results, financial position and cash flows of Holdings. In accordance with Securities & Exchange Commission Staff Accounting Bulletin No. 54 (“SAB No. 54”), UAG has “pushed down” HBL’s purchase price in revaluing the assets and liabilities of HBL. According to the provisions of SAB No. 54, purchase transactions that result in an entity becoming wholly-owned require a new basis of accounting for the purchased assets and liabilities. As a result of the purchase, HBL recorded the following purchase price adjustments as of March 1, 2001:

Increase/
(Decrease)

Current assets	$2,219
Property and equipment	(1,935)
Intangible assets	64,417
Accrued liabilities	237
Other long-term liabilities	(242)
Long-term debt	67,407
Stockholders’ equity	(2,701)

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

(Dollars in Thousands)
(Unaudited)

      The financial statements of HBL for the two-month period ended February 28, 2001 reflect the accounting basis used by HBL prior to its acquisition by UAG. The financial statements of HBL subsequent to March 1, 2001 reflect the accounting basis for the acquired assets and liabilities, including intangibles, utilized by HBL subsequent to its acquisition by UAG. The basis of accounting used by HBL after the acquisition by UAG is not comparable to the basis of accounting used by HBL prior to the purchase by UAG.

2.     Inventories

      Inventories consisted of the following:

	September 30,	December 31,
	2002	2001

New vehicles	$12,844	$14,460
Used vehicles	3,792	4,399
Parts, accessories and other	1,272	1,477

Total Inventories	$17,908	$20,336

3.     Sale of Land Rover Franchise

      On February 22, 2002, HBL sold substantially all of the assets of its Land Rover operation, including the franchise rights to the Land Rover product line, to an unaffiliated third party for $1.4 million in cash. The sale did not have a material effect on HBL’s results of operations. Aggregate cash flows generated by the Land Rover franchise are expected to be replaced through expansion of the remaining franchises and as a result, conditions for reporting discontinued operations would not be met.

4.     Supplemental Cash Flow Information

      Cash paid interest for the nine months ended September 30, 2002, the seven months ended June 30, 2001 and the two months ended February 28, 2001 was $360, $461 and $68, respectively.

5.     Income Taxes

      For the nine months ended September 30, 2002 there is no tax provision as HBL is not a tax paying entity.

6.     Intangible Assets

      Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As a result, the Company no longer amortizes goodwill. The following is presented as if the statement were adopted at January 1, 2001:

	Nine Months	Seven Months	Two Months
	Ended	Ended	Ended
	September 30, 2002	September 30, 2001	February 28, 2001

Net income (loss)	$3,582	$2,831	$(1,997)
Goodwill amortization, net of tax	—	405	—

Adjusted net income (loss)	$3,582	$3,236	$(1,997)

INDEPENDENT AUDITORS’ REPORT

To the Members

HBL, LLC

      We have audited the accompanying balance sheet of HBL, LLC (the “Company”), a majority owned subsidiary of HBL, Inc., as of December 31, 2001, and the related statements of operations, stockholders’ equity/ members’ capital and cash flows for the ten-month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HBL, LLC as of December 31, 2001, and the results of its operations and its cash flows for the ten-month period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CROWE, CHIZEK AND COMPANY LLP

South Bend, Indiana

May 10, 2002

INDEPENDENT AUDITORS’ REPORT

To the Shareholder

HBL, Inc.

      We have audited the accompanying balance sheets of HBL, Inc. (the “Company”) as of February 28, 2001 and December 31, 2000, and the related statements of operations, stockholder’s equity and cash flows for the two months ended February 28, 2001 and the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HBL, Inc. as of February 28, 2001 and December 31, 2000, and the results of its operations and its cash flows for the two months ended February 28, 2001 and the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/ KAISER SCHERER & SCHLEGEL, PLLC

Washington, D.C.

April 9, 2001

HBL, LLC

BALANCE SHEET

December 31,
2001

(In thousands)
ASSETS
Cash and cash equivalents	$—
Accounts receivable, net	10,626
Inventories	20,336
Other current assets	347

Total current assets	31,309
Property and equipment, net	753
Intangible assets, net	63,030
Due from Parent	866
Other assets	2

Total Assets	$95,960

LIABILITIES AND MEMBERS’ CAPITAL
Floor plan notes payable	$19,022
Accounts payable	3,293
Accrued expenses	6,413

Total current liabilities	28,728
Long-term debt	71,318
Other long-term liabilities	1,095

Total Liabilities	101,141

Commitments and contingent liabilities
Members’ Capital
Members’ Capital	(5,181)

Total Members’ Capital	(5,181)

Total Liabilities and Members’ Capital	$95,960

See Notes to Financial Statements.

HBL, INC.

BALANCE SHEETS

	February 28,	December 31,
	2001	2000

	(In thousands,
	except share data)
ASSETS
Cash and cash equivalents	$731	$633
Accounts receivable, net	5,662	7,043
Inventories	15,175	15,170
Other current assets	314	295

Total current assets	21,882	23,141
Due from affiliates companies	—	969
Property and equipment, net	2,131	2,198
Finance receivables	100	233
Deferred tax assets	2,278	796

Total Assets	$26,391	$27,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan notes payable	$13,529	$15,069
Accounts payable and accrued expenses	7,261	3,930
Income taxes payable	637	325
Capital lease obligations, current portion	53	52
Deferred service contract earnings, current portion	524	525
Customer deposits	349	324

Total current liabilities	22,353	20,225
Deferred service contract earnings, non-current portion	1,183	1,183
Capital lease obligations, non-current portion	154	163

Total Liabilities	23,690	21,571

Commitments and contingent liabilities
Stockholders’ Equity
Common Stock, $1 par value, 50,000 shares authorized, issued and outstanding	50	50
Paid-in-capital	603	603
Retained earnings	2,048	5,113

Total Stockholders’ Equity	2,701	5,766

Total Liabilities and Stockholders’ Equity	$26,391	$27,337

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF OPERATIONS

Ten Months
Ended
December 31, 2001

(In thousands)
New vehicle sales	$106,036
Used vehicle sales	53,174
Finance and insurance	7,291
Service and parts	20,710

Total revenues	187,211
Cost of sales	159,989

Gross profit	27,222
Selling, general and administrative expenses	20,828

Operating income	6,394
Floor plan interest expense	592
Other interest expense	3,715

Income before income tax provision	2,087
Income tax provision	1,353

Net income	$734

See Notes to Financial Statements.

HBL, INC.

STATEMENTS OF OPERATIONS

	Two Months	Year	Year
	Ended	Ended	Ended
	February 28,	December 31,	December 31,
	2001	2000	1999

	(In thousands)
Sales	$31,756	$213,271	$186,155
Subrental income	—	267	267
Interest income	22	107	65
Other income	(5)	234	101

Total revenues	31,773	213,879	186,588

Cost of sales	26,921	181,611	160,299
Selling, general and administrative	3,683	21,716	18,446
Bonuses	4,099	5,051	3,800
Interest	168	1,113	898
Depreciation	72	430	488

Total costs and expenses	34,943	209,921	183,931

Income (loss) before income taxes	(3,170)	3,958	2,657
Income tax provision (benefit)	(1,173)	1,621	1,070

Net income (loss)	$(1,997)	$2,337	$1,587

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF STOCKHOLDERS’ EQUITY/ MEMBERS’ CAPITAL

						Total
						Stockholders’
	Voting Common Stock					Equity/
			Paid-in	Retained	Members’	Members’
	Issued Shares	Amount	Capital	Earnings	Capital	Capital

	(In thousands, except share data)
Balances, March 1, 2001	50,000	$50	$603	$2,048	$—	$2,701
Effect of pushdown and purchase accounting at acquisition date	—	(50)	(603)	(2,048)	—	(2,701)

Adjusted balances, March 1, 2001	50,000	—	—	—	—	—
Distributions to Parent	—	—	—	(5,915)	—	(5,915)
Net income	—	—	—	734	—	734
Formation of HBL, LLC	(50,000)	—	—	5,181	(5,181)	—

Balances, December 31, 2001	—	$—	$—	$—	$(5,181)	$(5,181)

See Notes to Financial Statements.

HBL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Voting Common Stock				Total
			Paid-in	Retained	Stockholders’
	Issued Shares	Amount	Capital	Earnings	Equity

	(In thousands, except share data)
Balances, January 1, 1999	50,000	$50	$603	$2,117	$2,770
Net income	—	—	—	1,587	1,587

Balances, December 31, 1999	50,000	50	603	3,704	4,357
Dividends	—	—	—	(928)	(928)
Net income	—	—	—	2,337	2,337

Balances, December 31, 2000	50,000	50	603	5,113	5,766
Dividends	—	—	—	(1,068)	(1,068)
Net loss	—	—	—	(1,997)	(1,997)

Balances, February 28, 2001	50,000	$50	$603	$2,048	$2,701

See Notes to Financial Statements.

HBL, LLC

STATEMENT OF CASH FLOWS

Ten Months
Ended
December 31,
2001

(In thousands)
Operating Activities:
Net income	$734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,429
Deferred income taxes	1,328
Changes in operating assets and liabilities:
Accounts receivable	(4,864)
Inventories	(2,859)
Floor plan notes payable	5,493
Accounts payable and accrued expenses	644
Other	(29)

Net cash provided by operating activities	1,876

Investing Activities:
Purchase of equipment and improvements	(598)
Cash received as part of the acquisition	731

Net cash provided by investing activities	133

Financing Activities:
Distributions to Parent	(5,915)
Additional borrowings	3,906

Net cash used in financing activities	(2,009)

Net change in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$—

See Notes to Financial Statements

HBL, INC.

STATEMENTS OF CASH FLOWS

	Two Months	Year	Year
	Ended	Ended	Ended
	February 28,	December 31,	December 31,
	2001	2000	1999

	(In thousands)
Operating Activities:
Net income (loss)	$(1,997)	$2,337	$1,587
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	72	430	489
Deferred income taxes	(1,484)	(112)	(118)
(Gain) loss on disposal of property and equipment	9	(18)	48
Increase in LIFO reserve	—	145	434
Changes in operating assets and liabilities:
Accounts receivable, net	1,381	798	(4,192)
Inventories	(4)	(3,199)	(2,799)
Accounts payable and accrued expenses	3,643	251	1,033
Deferred service contract earnings	—	172	266
Other	(4)	63	(15)

Net cash provided by (used in) operating activities	1,616	867	(3,267)

Investing Activities:
Purchases of property and equipment	(13)	(229)	(116)
Proceeds from disposal of property and equipment	—	218	—
Increase (decrease) in finance receivables	134	83	(151)
Increase in advances to/from affiliates	(99)	(364)	(269)

Net cash provided by (used in) investing activities	22	(292)	(536)

Financing Activities:
Net increase (decrease) in floor plan notes	(1,540)	361	4,222
Decrease in officer loan	—	(250)	(250)
Deferred financing costs	—	(53)	(169)

Net cash provided by (used in) financing activities	(1,540)	58	3,803

Net increase in cash and cash equivalents	98	633	—
Cash and cash equivalents, beginning of period	633	—	—

Cash and cash equivalents, end of period	$731	$633	$—

See Notes to Financial Statements

HBL, LLC

NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands, Except Share Data)

1.     Organization and Summary of Significant Accounting Policies

      HBL, LLC, formerly known as HBL, Inc. (“HBL” or the “Company”), is engaged in the sale of new and used motor vehicles and related products and services, including vehicle service and parts, finance and insurance products and other aftermarket products. The Company operates the dealership under franchise agreements with 4 automotive manufacturers, including Mercedes-Benz, Audi, Porsche and Land Rover. In accordance with the individual franchise agreements, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealership, or the loss of a franchise agreement, could have a negative impact on the Company’s operating results.

      HBL, a Delaware limited liability company, is a majority owned subsidiary of HBL Holdings, Inc. (“Holdings”), a Delaware corporation that is a wholly owned subsidiary of Lantzsch-Andreas Enterprises, Inc. (“LAE”). LAE is a wholly owned subsidiary of United Auto Group, Inc. (“UAG”), which UAG acquired on March 1, 2001 for $67.4 million (the “Acquisition”). During the period from March 1, 2001 through December 30, 2001, the operations of the franchises currently owned and operated by HBL were owned and operated by Holdings, which had no assets and liabilities other than those relating to the four automobile franchises. On December 31, 2001, Holdings formed HBL, LLC and contributed all of its assets and liabilities to HBL, LLC. Concurrent with the contribution of assets and liabilities to HBL, LLC, Holdings sold a 10% member interest in HBL, LLC to Roger Penske Jr. for $7.2 million. HBL is operated pursuant to an operating agreement dated as of December 31, 2001 (the “Operating Agreement”) between UAG and Roger Penske Jr.

     Basis of Presentation

      As discussed above, UAG acquired HBL on March 1, 2001. Operating results, financial position and cash flows for the period prior to the formation of HBL reflect the operating results, financial position and cash flows of Holdings. In accordance with Securities & Exchange Commission Staff Accounting Bulletin No. 54 (“SAB No. 54”), UAG has “pushed down” HBL’s purchase price in revaluing the assets and liabilities of HBL. According to the provisions of SAB No. 54, purchase transactions that result in an entity becoming wholly-owned require a new basis of accounting for the purchased assets and liabilities. As a result of the purchase, HBL recorded the following purchase price adjustments as of March 1,2001:

Increase/
(Decrease)

Current assets	$2,219
Property and equipment	(1,935)
Intangible assets	64,417
Accrued liabilities	237
Other long-term liabilities	(242)
Long-term debt	67,407
Stockholders’ equity	(2,701)

      The financial statements of HBL as of February 28, 2001 and December 31, 2000, for the two-month period ended February 28, 2001 and for each of the years ended December 31, 2000 and 1999 reflect the accounting basis used by HBL prior to its acquisition by UAG. The financial statements of HBL subsequent to March 1, 2001 reflect the accounting basis for the acquired assets and liabilities, including intangibles, utilized by HBL subsequent to its acquisition by UAG. The basis of accounting used by HBL after the acquisition by UAG is not comparable to the basis of accounting used by HBL prior to the purchase by UAG.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Cash and Cash Equivalents

      Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

     Fair Value of Financial Instruments

      Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length of maturity or the existence of variable interest rates that approximate prevailing market rates.

     Revenue Recognition

      The Company records revenue when vehicles are delivered to customers, when vehicle service work is performed and when parts are delivered.

      The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of various insurance contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan or insurance contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

      The Company also receives commissions from the sale of non-recourse third party extended service contracts to customers. Under these contracts the applicable manufacturer or third party warranty company is directly liable for all warranties provided within the contract. Commission revenue from the sale of these third party extended service contracts is recorded net of estimated chargebacks at the time of sale. Prior to the Acquisition, the Company was the warrantor with respect to certain extended warranty insurance products it sold to customers. Commission revenue from the sale of such contracts was amortized over the warranty period using the straight-line method.

     Inventory Valuation

      Inventories are stated at the lower of cost or market. Cost for new and used vehicle inventories is determined using the specific identification method. Cost for parts, accessories and other inventories is based on factory list prices. Prior to the Acquisition, cost for new vehicle inventories was determined using the last-in, first-out (“LIFO”) method, and cost for parts, accessories and other inventories was based on the first-in, first-out (“FIFO”) method.

     Property and Equipment

      Property and equipment are recorded at cost and depreciated over estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation for assets, other than equipment under capital lease and leasehold improvements, are between 5 and 10 years. Leasehold improvements and equipment under capital lease are depreciated over the shorter of the term of the lease or the estimated useful life of the asset.

      Expenditures relating to recurring repair and maintenance are expensed as incurred. Expenditures that increase the useful life or substantially increase the serviceability of an existing asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Income Taxes

      HBL is not an income tax paying entity. For the period from March 1, 2001 through December 31, 2001, Holdings was included in the consolidated federal and state tax returns of UAG. For the period from January 1, 1999 through February 28, 2001, Holdings was included in the consolidated federal and state tax returns of LAE. The income tax provision (benefit) reflected in the accompanying financial statements reflects taxes relating to HBL computed on a stand-alone basis.

      Income taxes for periods through December 30, 2001 are provided in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). Deferred tax assets or liabilities are computed based upon the difference between financial reporting and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided when it is more likely than not that taxable income will not be sufficient to fully realize deferred tax assets.

     Intangible Assets

      Intangible assets of $64,417, consisting primarily of excess of cost over the fair value of net assets acquired in purchase business combinations, are being amortized on a straight-line basis over periods not exceeding 40 years. Accumulated amortization at December 31, 2001 amounted to $1,387. Amortization expense for the ten months ended December 31, 2001 was $1,387.

     Impairment of Long-Lived Assets

      The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, indicate that they may be impaired. The Company performs its review by comparing the carrying amounts of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment based on the discounted cash flows or the fair value of the impaired assets.

     Defined Contribution Plans

      LAE sponsors a defined contribution plan covering a significant majority of the Company’s employees. Company contributions to such plans are determined on a discretionary basis by LAE’s Board of Directors. The Company incurred expense of $71, $0, $25 and $50 relating to such plans during the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

     Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts requiring the use of significant estimates include accounts receivable, inventories, income taxes, intangible assets and certain reserves.

     Advertising

      Advertising costs are expensed as incurred. The Company incurred advertising costs of $1,393, $242, $1,634 and $1,349 during the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

     Derivative Instruments

      Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted (“SFAS No. 133”) establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately. If the derivative is designated in a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recorded in earnings. If the derivative is designated in a cash-flow hedge, effective changes in the fair value of the derivative are recorded in other comprehensive income and recorded in the income statement when the hedged item affects earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. The Company adopted SFAS 133 on January 1, 2001, which had no impact on its financial position or results of operations.

2.     Inventories

      Inventories consisted of the following:

	December 31,	February 28,	December 31,
	2001	2001	2000

New vehicles	$14,460	$9,643	$10,367
Used vehicles	4,399	4,307	3,569
Parts, accessories and other	1,477	1,225	1,234

Total Inventories	$20,336	$15,175	$15,170

      As previously stated, the Company used the LIFO method for valuing new vehicle inventories for all periods presented prior to the Acquisition. Had the FIFO method been used for valuing new vehicle inventories, inventories would have increased by $2,399 and $2,389 as of February 28, 2001 and December 31, 2000, respectively, and the Company would have reported net income (loss) of ($1,991), $2,525 and $1,849 for the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

3.     Property and Equipment

      Property and equipment consisted of the following:

	December 31,	February 28,	December 31,
	2001	2001	2000

Furniture, fixtures and equipment	$301	$2,504	$2,512
Leasehold improvements	489	1,941	1,941

Total	790	4,445	4,453
Less: Accumulated depreciation and amortization	37	2,314	2,255

Property and equipment, net	$753	$2,131	$2,198

      Depreciation and amortization expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $42, $72, $430 and $489, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

4.     Floor Plan Notes Payable

      The Company currently finances the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with DaimlerChrysler Services North America LLC. The floor plan financing arrangements with DaimlerChrysler Services North America LLC are guaranteed by UAG. Prior to the Acquisition, the Company financed the majority of its new and a portion of its used vehicle inventory under revolving floor plan financing arrangements with a bank. Under the terms of its floor plan financing agreements, the Company makes monthly interest payments on the amount financed, but is not required to make loan principal repayments prior to the sale of new and used vehicles. Outstanding borrowings under floor plan financing arrangements as of December 31, 2001, February 28, 2001 and December 31, 2000 were $19,022, $13,529 and $15,069, respectively. The floor plan agreements grant a security interest in substantially all of the assets of the Company, and require repayment after a vehicle’s sale. Prior to the Acquisition, the Company’s floor plan financing agreement was guaranteed by LAE. Interest rates on the floor plan agreements are variable and increase or decrease based on movements in LIBOR or prime borrowing rates. Floor plan interest expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $592, $165, $1,095 and $841, respectively.

5.     Operating Lease Obligations

      The Company leases its dealership facilities under non-cancelable operating lease agreements with expiration dates through 2026, including all option periods available to the Company.

      Minimum future rental payments required under non-cancelable operating leases in effect as of December 31, 2001 follow:

2002	$2,112
2003	2,232
2004	2,256
2005	2,256
2006	2,256
2007 and thereafter	22,936

$34,048

      Rent expense for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 amounted to $2,006, $418, $2,496 and $2,329, respectively.

6.     Long-Term Debt

      Long-term debt represents the debt incurred by UAG in connection with the Acquisition. The interest expense included in these financial statements reflects the Parent’s weighted average interest rate of 6.25% on this indebtedness during the ten months ended December 31, 2001. UAG borrowed these funds under a credit agreement with DaimlerChrysler Services North America LLC and Toyota Motor Credit Corporation that provides UAG with revolving loans to be used for acquisitions, working capital, the repurchase of common stock and general corporate purposes. UAG’s credit agreement is fully and unconditionally guaranteed on a joint and several basis by the majority of its domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by them in the future), including the Company. Substantially all of our assets are subject to security interests granted to lenders under UAG’s credit agreement.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

      In March 2002, UAG issued $300.0 million of senior subordinated notes due 2012 pursuant to Rule 144A and Regulation S, and is scheduled to file a registration statement with the SEC and offer to exchange publicly-traded notes for the notes issued in March 2002. The notes are fully and unconditionally guaranteed on a joint and several basis by the majority of UAG’s domestic automotive dealership subsidiaries (and will be guaranteed by domestic automotive dealership subsidiaries acquired or established by them in the future), including the Company.

7.     Related Party Transactions

      From time to time, the Company pays and/or receives fees from UAG and its affiliates for services rendered in the normal course of business. These transactions reflect the provider’s cost or an amount mutually agreed upon by both parties. It is the Company’s belief that the payments relating to these transactions are on terms at least as favorable as those which could be obtained from an unrelated third party. In addition, management fees of $998 were charged to HBL by the Parent for the ten month period ended December 31, 2001. Aggregate payments relating to such transactions amounted to $1,443 for the ten months ended December 31, 2001.

      Prior to the Acquisition, LAE allocated costs to the Company in the amount of $0, $2,398 and $1,929 during the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively. Amounts due to/from LAE on the balance sheets as of December 31, 2000 and December 31, 1999 represent loans and the payment of various miscellaneous expenses by the Company on LAE’s behalf.

      Prior to the Acquisition, the Company received sub-rental income in the amount of $0, $267 and $267 during the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999, respectively.

      Prior to the Acquisition, the property leased by the Company for its dealership operations was owned by an entity controlled by LAE’s principal shareholders. The Company leased the facility under an operating lease agreement which was set to expire in 2008. The terms of this lease were re-negotiated in connection with the Acquisition. In addition, in the two months ended February 28, 2001 and the year ended December 31, 2000 the Company distributed non-interest bearing related party receivables to LAE of $1,068 and $928, respectively.

8.     Members’ Equity/ Stockholders’ Equity

      Subsequent to the Acquisition, the Company made distributions of $5,915 in accordance with the Operating Agreement. Prior to the Acquisition, the Company made distributions to LAE of $1,068 and $928 during the two months ended February 28, 2001 and the year ended December 31, 2000, respectively.

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

9.     Income Taxes

      The income tax provision (benefit) consisted of the following:

	Ten Months	Two Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	February 28,	December 31,	December 31,
	2001	2001	2000	1999

Current:
Federal	$21	$252	$1,470	$1,007
State and local	4	45	263	181

Total current	25	297	1,733	1,188

Deferred:
Federal	1,123	(1,247)	(95)	(100)
State and local	205	(223)	(17)	(18)

Total deferred	1,328	(1,470)	(112)	(118)

Income tax (benefit) provision	$1,353	$(1,173)	$1,621	$1,070

      The income tax provision (benefit) varied from the U.S. federal statutory income tax rate due to the following:

	Ten Months	Two Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	February 28,	December 31,	December 31,
	2001	2001	2000	1999

Income tax provision (benefit) at the Federal statutory rate of 35%	$730	$(1,110)	$1,385	$930
State and local income taxes, net of federal benefit	136	(118)	148	99
Non-deductible amortization of goodwill	487	—	—	—
Other	—	55	88	41

Income tax provision (benefit)	$1,353	$(1,173)	$1,621	$1,070

      The components of deferred tax assets and liabilities at February 28, 2001 and December 31, 2000 were as follows:

	February 28,	December 31,
	2001	2000

Deferred Tax Assets
Accrued liabilities	$2,189	$645
Other	89	151

Total deferred tax assets	2,278	796
Valuation allowance	—	—

Net deferred tax assets	$2,278	$796

10.     Supplemental Cash Flow Information

      Cash paid interest for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $592, $194, $1,121 and

HBL, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

$855, respectively. Cash paid income taxes for the ten months ended December 31, 2001, the two months ended February 28, 2001, the year ended December 31, 2000 and the year ended December 31, 1999 was $621, $0, $1,569 and $837, respectively. Non cash investing and financing activities include the distribution of intercompany receivables of $1,068 for the two-months ended February 28, 2001 and $928 in the year ended December 31, 2000, and the acquisition of assets financed with capital leases and other forms of indebtedness totaling $277 in 1999.

11.     Subsequent Event

      On February 22, 2002, HBL sold substantially all of the assets of its Land Rover operation, including the franchise rights to the Land Rover product line, to an unaffiliated third party for $1.4 million in cash. Total revenues for the ten months ended December 31, 2001 were $13,101.

Schedule II

UNITED AUTO GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

	Balance at		Deductions,	Balance
	Beginning		Recoveries	at End
Description	of Year	Additions	& Other	of Year

	(In Thousands)
Year Ended December 31, 2001
Allowance for doubtful accounts	$1,922	$2,114	$(1,191)	$2,845
Allowance for chargebacks	9,440	19,517	(15,908)	13,049

	$11,362	$21,631	$(17,099)	$15,894

Year Ended December 31, 2000
Allowance for doubtful accounts	$1,860	$941	$(879)	$1,922
Allowance for chargebacks	8,875	13,813	(13,248)	9,440

	$10,735	$14,754	$(14,127)	$11,362

Year Ended December 31, 1999
Allowance for doubtful accounts	$847	$1,739	$(726)	$1,860
Allowance for chargebacks	8,465	11,780	(11,370)	8,875

	$9,312	$13,519	$(12,096)	$10,735

Item 7. (CONT.)

     c.     Exhibits

Exhibit 23.1	Consent of Deloitte & Touche LLP

Exhibit 23.2	Consent of Crowe, Chizek and Company LLP

Exhibit 23.3	Consent of Kaiser Scherer & Schlegel, PLLC

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED AUTO GROUP, INC.

By:	/s/ JAMES R. DAVIDSON

James R. Davidson
Chief Financial Officer
Principal Financial and Accounting Officer

Date: November 12, 2002

Index to Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Crowe, Chizek and Company LLP

23.3	Consent of Kaiser Scherer & Schlegel, PLLC